UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA GREEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	700	75-3269182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Room 3601, the Centre, Queen’s Road no.99
Central, Hong Kong
Tel. No.: (852) 3691-8831
 (Address and telephone number of
registrant’s principal executive offices)

VCorp Services, LLC
1811 Silverside Road
Wilmington, Delaware 19810
Tel. No.: 888-528-2677
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Richard I. Anslow, Esq.
Gregg E. Jaclin, Esq.
Eric M. Stein, Esq.
Joy Z. Hui, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188
Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole, LLP 150 East 42nd Street New York, New York 10017 Tel. No.: (212) 370-1300 Fax No.: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price		Amount of Registration fee

Common Stock, $0.00001 par value per share	1,000,000 (2)		$5.00 (2)		$5,000,000 (2)		$356.5

Common Stock, $0.00001 par value per share	1,337,252 (3)		$3.00 (4)		$4,011,756 (4)		$286.04

Underwriter’s Warrants to Purchase Common Stock	70,000 (5)	$	N/A	$	N/A	$	N/A (6)

Common Stock Underlying Underwriter’s Warrants	70,000 (7)		$6.00		$420,000 (6)		$29.95(8)

Total Registration Fees							$672.49

(1)
In accordance with Rule 416(a), the Registration is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)
In connection with a private placement in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), closed on August 13, 2009 (the “Regulation S Private Placement”), the Registrant issued to 296 investors a total of 332,000 shares of its common stock at $1.50 per share. As a result of a 2 for 1 reverse stock split effective May 3, 2010, such shares were reduced to 166,000 shares and the offering price was increased to $3.00 per share accordingly. This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling stockholders of the Registrant of up to 1,337,252 shares of common stock, including the shares previously issued to the 296 investors as named in the Resale Prospectus in connection with the Regulation S Private Placement.

(4)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange or national quotation system and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to Regulation S of the Securities Act. The price of $3.00 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the NASDAQ Capital Market, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(5)	Represents the maximum number of warrants to purchase the Registrant’s common stock to be issued to the underwriter in connection with the public offering.

(6)
In accordance with Rule 457(g), under the Securities Act, because the shares to the Registrant’s common stock underlying underwriter’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(7)	Represents the maximum number of shares of the Registrant’s common stock issuable upon exercise of the underwriter’s warrants.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of $6.00 per share for the underwriter’s warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses as set forth below:

•
Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 1,000,000 shares of the Registrant’s common stock (the “Maximum Amount”) (the “Public Offering Prospectus”), through the underwriter named on the cover page of the Public Offering Prospectus, provided, however, the Maximum Amount may be increased by additional 150,000 shares (the “Oversubscription”) with the mutual consent of the Registrant and the underwriter. We are also registering the warrants and shares of common stock underlying the warrants to be received by the underwriter in this offering.

•	Resale Prospectus. A prospectus to be used for the resale by selling stockholders of up to 1,337,252 shares of the Registrant’s common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 49A;
•	they contain different Use of Proceeds sections on page 49A;
•	the Capitalization and Dilution sections are deleted from the Resale prospectus on page 14;
•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 49A;
•	the Underwriting section from the Public Offering Prospectus on page 39 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and
•	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

i

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated , 2010

1,000,000 SHARES

CHINA GREEN, INC.

COMMON STOCK

This is the initial public offering of common stock of China Green, Inc. and no public market currently exists for the securities being offered.  We are offering and selling up to 1,000,000 shares of our common stock (the “Maximum Amount”) at the public offering price of $5.00 per share.  The price was negotiated at arm’s length between us and the underwriter. We were originally organized as a blank check shell company. We ceased being a shell company on August 14, 2009, upon the completion of a share exchange transaction. We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.

We intend to apply for the listing of our common stock on the NASDAQ Capital Market under the trading symbol “CHGN”.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 6 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.00	$5,000,000
Underwriting commissions (1)	$-	$175,000(2)
Proceeds, before expenses, to China Green, Inc.	$-	$4,825,000

(1)
Does not include additional compensation to be received by the underwriter in the form of a non-accountable expense allowance of 2.5% of the gross proceeds of this offering for an aggregate amount of $125,000 if the Maximum Amount is raised. In addition, the underwriter will also receive underwriter warrants to purchase our common shares in an amount equal to 7% of the shares sold in this offering. The underwriter will receive other compensations as set forth under “Underwriting.”

(2)
Represents 3.5% of the gross proceeds assuming the Maximum Amount is sold in this offering, provided however, the underwriter shall receive only 2% of the gross proceeds from sale of shares to our current officers and directors.

Grandview Capital, Inc. is acting as our underwriter in this public offering on a “best efforts” basis. The underwriter shall use its best efforts to sell shares of our common stock in this offering to the public, but does not have obligations to purchase our common shares and does not ensure the successful offering of any common shares or any portion in this offering. The offering will terminate upon the earlier of: (i) the Maximum Amount is sold pursuant to this prospectus, which may be increased by additional 150,000 shares with the mutual consent of the underwriter and the Company (the “Oversubscription”), or (ii) 30 days after this registration statement is declared effective (the “Closing Date”).

If we sell all the full amount of the Oversubscription, the gross proceeds, before expenses, we receive in this offering will be $5,750,000, and the total underwriting commissions will be $201,250, assuming that no shares are sold to our current officers or directors.

GRANDVIEW CAPITAL, INC.

The date of this prospectus is             , 2010

CHINA GREEN, INC.
TABLE OF CONTENTS

Page
Cautionary Statement Regarding Forward-Looking Statements	v
Prospectus Summary	1
Summary Financial Data	4
Risk Factors	6
Use of Proceeds	13
Dividend Policy	14
Capitalization	14
Market for Common Equity and Related Stockholder Matters	14
Dilution	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	15
Description of Business	23
Management	31
Certain Relationships and Related Transactions	34
Description of Securities	35
Legal Matters	44
Experts	44
Additional Information	45
Underwriting	39
Index to Financial Statements	F-1
Part II. Information Not Required in the Prospectus	60A
Signatures	65A

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with additional information or information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock, but the information may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information and industry publications. We believe that the statistical data, market data and other industry data and forecasts are reliable. We have not independently verified the data and we do not make any representation as to the accuracy of the information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

The forward-looking statements contained in this prospectus will be mainly related to the following principal points:

•	Our ability to maintain and increase revenues and margins of our services;

•	The ability of our affiliated contractors to obtain government and private sector contracts;

•	The ability of our eco-friendly hotel operators to maintain and increase hotel revenues;

•	Market acceptance of green hotels;

•	Global and local awareness of environmental issues;

•	Our strategic investments and acquisitions;

•	Compliance and changes in the laws of the People’s Republic of China (“PRC”) that affect our operations;

•	Our ability to renew existing contracts and enter into new contracts with contractors;

•	Our ability to identify and provide consultancy services to other hotels;

•	Vulnerability of our business to general economic downturn, especially in the PRC; and

•
The other factors referenced in this Registration Statement, including, without limitation, under the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Description of Business”

v

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of the offering and highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 6.

As used in this prospectus, unless otherwise indicated, the terms “we,” “our,” “us,” “Company” and “China Green” refers to China Green, Inc., a Delaware corporation and its subsidiaries. We conduct our business through our wholly-owned subsidiaries, Glorious Pie Limited (“Glorious Pie”), a British Virgin Island corporation, and Earn Bright Development Limited (“Earn Bright”), a Hong Kong corporation.

China or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.

Overview

We are a development stage company incorporated in the State of Delaware on July 11, 2008 as a vehicle to pursue a business combination. On August 13, 2009, we closed a share exchange transaction with Glorious Pie, a British Virgin Islands company incorporated on June 12, 2006, pursuant to which we become the 100% holding company of Glorious Pie which in turn is the 100% holding company of Earn Bright, a Hong Kong corporation incorporated on December 17, 2008.

Operating through Glorious Pie and Earn Bright, our Hong Kong operating subsidiary, we engage in operating two interrelated business segments: (i) landscaping consultancy and project management, and (ii) eco-friendly hotel consultancy and development. We apply ecological engineering (or eco-engineering) concepts, integration of ecology and engineering in design, monitoring and construction of ecosystems, in both landscaping projects and hospitality management to integrate human society with the natural environment. Our mission is to create an eco-friendly living environment that can benefit both humans and nature.

Our Services

Landscaping consultancy and Project Management

Our landscaping consultancy and project management business have mainly been offered to large-scale outdoor projects such as public infrastructure, social facilities development and private real estate development projects. Our consulting approach generally includes landscape planning and design, concept applications, selection and provision of seedling, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a potential project’s sophistication, we would either directly implement our project plans or outsource implementation to selected subcontractors.

We have led or co-led many notable public and private landscaping projects in Dongguan, Guangdong Province – China’s third largest exporting city and one of the fastest growing regions in China, including Dongguan’s Songshan Lakes Science & Technology Industrial Park, a province-level development zone for new and high-tech industries. Our services have been extended to other locations in the Guangdong province, such as Guangzhou city. In addition, we have also expanded our landscaping services to private sector projects in recent years to diversify our source of business.

ECHOO

Our eco-friendly hotel consultancy and development business is also known as “ECHOO”, an acronym for eco-hospitality operations. In our ECHOO business operations, we have applied eco-engineering concepts to renovate poorly-operated hotels into eco-friendly hotels, also known as ECHOO hotels. Our consultancy services generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation. In return, we enter into fixed-term revenue-sharing agreements with the hotel owners to receive a portion of the hotel’s future revenue as consulting fees for services we provided. We believe this business arrangement has benefited both our company and the hotel owners with the ECHOO improving the hotels’ sales performance and us maintaining a stable cash flow by obtaining a portion of the hotels’ future revenues pursuant to the consulting agreements between us and the hotels.

Corporate Information

Our executive office is located at Room 3601, The Centre, 99 Queen’s Road, Central, Hong Kong.

In addition, we also have a correspondence office located at 271 Zhen An Zhong Road, Chang An District, Dongguan City, Guangdong, People’s Republic of China.

Recent Events

Reverse Stock Split

On March 10, 2010, our board of directors (the “Board of Directors”) and our majority stockholders approved a 1 for 2 reverse stock split of all of our issued and outstanding common stock (the “Reverse Stock Split”). On March 29, 2010, we filed an information statement on Schedule 14C to notify our stockholders of the Reverse Stock Split. On May 3, 2010, the Reverse Stock Split became effective on the 20th day following the mailing of the information statement on Schedule 14C.

Share Exchange

On August 13, 2009, we entered into a share exchange agreement with Glorious Pie, a British Virgin Islands company incorporated on June 12, 2006, Mr. Chi Yip Tai, the sole shareholder of Glorious Pie. Pursuant to the share exchange agreement, we agreed to issue an aggregate of 5,177,500 shares of our common stock to Mr. Tai in exchange for all of the issued and outstanding ordinary shares of Glorious Pie. As a result of the share exchange, Glorious Pie became our wholly-owned subsidiary.

A copy of the share exchange agreement was attached as Exhibit 2.1 to our current report on Form 8-K filed with the SEC on August 14, 2009 and is incorporated herein by reference.

Regulation S Private Placement

In connection with the closing of the Share Exchange, on August 13, 2009, we completed a private placement in which we issued a total of 166,000 shares of our common stock to 296 investors in reliance upon the exemption provided by Regulation S under the Securities Act.  As a result, we received gross proceeds of $480,000 which was used as working capital for general corporate purposes.

The subscription agreement in connection with the private placement was attached as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on August 14, 2009 and is incorporated herein by reference.

Risks

Our business is subject to a number of risks, which you should be aware of before you making an investment decision. These risks are more fully discussed in “Risk Factors” on page 6.

THE OFFERING
Size of Offering
Although there is no minimum amount, we estimate that the size of the offering will be 1,000,000 shares of our common stock. Some or all of the funds received in payment for the units sold in this offering will be wired to a non-interest bearing escrow account and held until we and the underwriter notify the escrow agent that this offering has closed.

Common stock offered	1,000,000 Shares

Common stock outstanding before this offering	6,514,750 Shares

Common stock outstanding after the offering	7,514,750 Shares *
Marketing	The underwriter will market this initial public offering on a “best efforts” basis.

Offering price	$5.00 per share

Use of proceeds
We intend to use the net proceeds of this offering (after deducting estimated underwriting commissions and estimated offering expenses payable by us) as working capital for general corporate purposes. See “Use of Proceeds” on page 13 for more information on the use of proceeds.

Dividend Policy
We currently plan to retain our earnings to finance the development of our business development and for general corporate purposes. We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6.

Proposed NASDAQ symbol	“CHGN.” We will apply to list our common stock on the NASDAQ Capital Market, but no assurances can be given that our application will be approved.

*Unless otherwise indicated, information contained in this prospectus regarding the number of shares of common stock that will be outstanding after this offering does not include the 70,000 shares reserved for issuance upon exercise of the underwriter’s warrants issued in connection with this offering.

Summary of Financial Information

The following summary financial information contains consolidated statement of operations data for the six months ended December 31, 2009 and 2008 (unaudited) and for the each of the fiscal years ended June 30, 2009 and 2008 and the consolidated balance sheet data as of December 31, 2009 and 2008 and for each of the fiscal years ended June 30, 2009 and 2008. The financial statement data as of and for each of the fiscal periods ended June 30, 2009 and 2008 have been derived from our audited financial statements and the financial statement data as of and for each of the fiscal periods ended December 31, 2009 and 2008 have been derived from our reviewed financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.  Because this is only a summary of our financial information, it does not contain all of the information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

Consolidated Statement of Operations

	Six months ended December 31, 2009	Six months ended December 31, 2008	Year ended June 30, 2009	Year ended June 30, 2008
	(unaudited) $	(unaudited) $	(audited) $	(audited) $

Service income	7,449,119	5,550,037	11,676,141	9,282,281

Cost of services	(3,175,379)	(2,390,205)	(5,416,156)	(3,942,076)

Gross profit	4,273,740	3,159,832	6,259,985	5,340,205

General and administrative expenses	(51,316)	(55,283)	(106,087)	(28,611)

Income before taxation	4,222,424	3,104,549	6,153,898	5,311,594

Income tax	(48,666)	-	(72,056)	-

Net income	4,173,758	3,104,549	6,081,842	5,311,594

Other comprehensive income - Foreign currency translation adjustments	(14,980)	793,872	46,766	698,890

Total comprehensive income	4,158,778	3,898,421	6,128,608	6,010,484

Net income per share – basic and diluted	0.66	0.59	0.58	0.51

Weighted average number of shares outstanding during the period – basic and diluted	6,299,750	5,277,500	10,455,000	10,455,000

Consolidated Balance Sheets

	As of December 31,	As of December 31,	As of June 30,	As of June 30,
	2009	2008	2009	2008
	(Unaudited) $		(Audited) $
ASSETS
Current assets
Cash and cash equivalents	1,099,637	879,480	849,457	364,485
Accounts receivables	7,797,797	2,395,963	5,036,977	4,275,736
Deposit paid for labour services	902,238	900,000	2,028,713	77,837
Deposit for contract procurements	2,534,093	2,527,806	1,413,879	-
Deposit paid for hotel investment negotiation	2,922,016	1,021,272	1,025,677	291,588

Total current assets	15,255,781	7,724,521	10,354,703	5,009,646

Plant and equipment, net	833,133	1,342,082	1,083,011	1,593,601

TOTAL ASSETS	16,088,914	9,066,603	11,437,714	6,603,247

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	-	64,222	64,499	-
Amount due to a shareholder	-	19,987	23,899	-
Accrued expenses	49,561	-	10,411	-
Tax payable	120,859	-	72,303	-
TOTAL LIABILITIES	170,420	84,209	171,112	-

STOCKHOLDERS’ EQUITY
Authorized : 500,000,000 shares;	125	105	105	105
Issued : 12,499,500 shares (As of December 31,
2009) / 10,455,500 shares
Additional paid-in capital	497,997	-	-	-
Accumulated other comprehensive income	(14,980)	793,872	836,560	789,794
Retained earnings	15,435,352	8,188,417	10,429,937	5,813,348

	15,918,494	8,982,394	11,266,602	6,603,247

TOTAL STOCKHOLDERS’ EQUITY	16,088,914	9,066,603	11,437,714	6,603,247

R ISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

AS A DEVELOPMENT STAGE COMPANY, OUR OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have limited operating history and have encountered and expect to continue to encounter many of the difficulties and uncertainties often faced by development stage companies. Our limited operating history may not provide a meaningful basis on which to evaluate our business, including our ability to develop a wide customer base, increase our revenues, expand our operations to include additional services and control raw material costs, all of which are critical to our success. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand.

An investor must consider our business and our prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies. We may encounter unanticipated problems, expenses and delays in developing and marketing our services. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

WE DEPEND ON GOVERNMENT SUBCONTRACTS FOR A SIGNIFICANT PORTION OF OUR REVENUES. OUR INABILITY TO WIN OR RENEW GOVERNMENT SUBCONTRACTS DURING PROCUREMENT CYCLES COULD SIGNIFICANTLY REDUCE OUR PROFITS.

We primarily obtain our landscaping consultancy and services projects from thirteen government prime contractors and several private contractors which we have signed master agreements with. An inability to win or renew government subcontracts would adversely affect our operations and significantly reduce profits. Some government subcontracts are awarded to multiple competitors, causing increased competition and downward pricing pressure. This may lead to increased pressure to control costs. If we cannot reduce or control costs on these contracts, losses may occur.

AS A GOVERNMENT CONTRACTOR/SUBCONTRACTOR, WE ARE SUBJECT TO A NUMBER OF PROCUREMENT LAWS AND REGULATIONS, AS WELL AS GOVERNMENT AGENCY AUDITS. ANY VIOLATION OF THESE LAWS COULD RESULT IN ECONOMIC HARM TO OUR OPERATIONS.

We must comply with certain laws relating to the procurement and administration of government contracts/subcontract. These laws impact how we do business with government clients and can increase the cost of doing business. Government agencies as well as numerous local agencies routinely audit government contractors/subcontractors and their performance under specific contracts to determine if a contractor’s cost structure is compliant with applicable laws and regulations.

WE RELY UPON SEVERAL MAJOR CUSTOMERS; THE LOSS OF ANY OF THE MAIN CUSTOMERS WILL ADVERSELY AFFECT OUR BUSINESS PERFORMANCE.

Service income generated in our landscaping consultancy and service projects accounts for approximately 75% of our revenues. We primarily obtain our landscaping consultancy and services projects from thirteen government prime contractors and several private contractors. Although we have signed master agreements with them, there is no assurance that these agreements will not be breached or will be renewed upon termination. Loss of any of these contracts will adversely affect our business performance and profitability.

CHANGES IN GOVERNMENTAL POLICIES COULD REDUCE DEMAND FOR OUR SERVICES.

Although we have gradually extended our services to private sectors, about 75% of our business is driven by governmental policies and supported from the local government of Guangdong province in the PRC. Any changes in governmental policies regarding funding or enforcement would have an adverse impact on our revenues. Also, reduced spending by governments in landscaping projects may raise competition within our industry, which may directly affect our future revenue and profits.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS AND MAY ENCOUNTER UNFORSEEN COSTS; WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) our business strategy development; and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our marketing efforts and (ii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE MAY ENCOUNTER INCREASING COMPETITION IN THE FUTURE.

Although eco-friendly hotels renovation and development is a new market in China with relatively few competitors, after our business model was implemented, new competitors entered into the market. Our management believes that additional companies will enter into this market. As a result, we may encounter increasing competition in the future.

OUR CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE, MR. CHI YIP TAI.

We have been heavily dependent upon the expertise and management of Mr. Chi Yip Tai, our Chief Executive Officer and Chief Financial Officer, and our future performance will depend upon his continued services. The loss of the services of Mr. Tai’s services could seriously interrupt our business operations. We have neither entered into a written employment agreement with Mr. Tai, nor do we maintain key life insurance on him. The loss of his services for any reason could have a very negative impact on our ability to fulfill our business plan and to carry out existing operations.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer service, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

FAILURE TO COMPLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAWS COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Our executive officers, employees and other agents are subject to applicable laws in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

WE ARE EXPOSED TO CREDIT RISK FROM CONTRACT RECEIVABLES.

Contract receivables are subject to credit evaluations. As we are getting more new customers and offering credit terms, we believe that cash flow and controlling bad debt and late payment become more and more important. Different levels of credit periods and credit limits are granted to different customers according to their size, financial position, business position and payment history, among other factors, in order to offer the right credit terms to our customers to enhance competitiveness yet manage the risk. We have not recorded any bad debt since inception.

Risks Related to Doing Business in China

SUBSTANTIALLY ALL OF OUR OPERATING ASSETS ARE LOCATED IN CHINA AND SUBSTANTIALLY ALL OF OUR REVENUE WILL BE DERIVED FROM OUR OPERATIONS IN CHINA SO OUR BUSINESS, RESULTS OF OPERATIONS AND PROSPECTS ARE SUBJECT TO THE ECONOMIC, POLITICAL AND LEGAL POLICIES, DEVELOPMENTS AND CONDITIONS IN CHINA.

The PRC’s economic, political and social conditions, as well as government policies, could impair our business.  The PRC economy differs from the economies of most developed countries in many respects.  China’s gross domestic product (“GDP”) has grown consistently since 1978 (National Bureau of Statistics of China).  However, we cannot assure you that such growth will be sustained in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could impair our ability to remain profitable.  The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us.  For example, our financial condition and results of operations may be hindered by PRC government control over capital investments or changes in tax regulations.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

RISKS RELATED TO INTERPRETATION OF CHINESE LAWS AND REGULATIONS WHICH INVOLVE SIGNIFICANT UNCERTAINTIES

China’s legal system is based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

We are a FIE to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE CHINESE ECONOMY MAY MATERIALLY AND ADVERSELY AFFECT OUR CUSTOMERS’ DEMAND FOR OUR SERVICES AND OUR BUSINESS.

All of our operations are conducted in China and all of our revenues are generated from our services in China.  Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for precision steel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

THE IMPLEMENTATION OF THE NEW PRC EMPLOYMENT CONTRACT LAW AND INCREASES IN THE LABOR COSTS IN CHINA MAY HURT OUR BUSINESS AND PROFITABILITY.

A new employment contract law became effective on January 1, 2008, in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

Risks Related To Our Capital Stock

THERE IS NO ASSURANCE THAT WE WILL PAY ANY DIVIDENDS TO SHAREHOLDERS IN THE NEAR FUTURE, AND AS A RESULT, OUR INVESTORS’ SOLE SOURCE OF GAIN, IF ANY, WILL DEPEND ON CAPITAL APPRECIATION, IF ANY.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. Currently we plan to retain our earnings to finance the development of our business development and for general corporate purposes and do not anticipate paying any cash dividends in the foreseeable future.

As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, Investors may not be able to resell their shares of our common stock at or above the price they paid for them.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

As of the date of this prospectus, Mr. Tai beneficially owns approximately 79.47% of our capital stock with voting rights. Assuming 1,000,000 shares are sold in this offering, Mr. Tai will beneficially own 68.9% of our capital stock. In this case, Mr. Tai will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $5.00 per share for the shares of common stock was arbitrarily determined through negotiations between us and representatives of the underwriter. Factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND PREFERRED STOCK.

If market provides favorable expansion opportunities to our business, we may pursue substantial business expansion, and may need to obtain financing through issuance of our authorized but previously unissued equity securities, which will result in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 600,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of “blank check” preferred stock, par value $0.00001 per share.

Assuming the Maximum Amount of 1,000,000 shares are sold in this public offering, we will have outstanding an aggregate of 7,514,750 shares of common stock, assuming no oversubscription will be exercised. Of the outstanding shares of common stock as of the completion of this offering, the 1,000,000 shares sold in this offering and the 1,337,252 shares registered for resale under the Resale Prospectus will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchase by our “affiliates,” as the term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are being offering in this registration statement.

OUR COMMON STOCK MAY BE CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in a secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no any assurance that an application for listing will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

USE OF PROCEEDS

The net proceeds from this offering will be used to finance the capital expenditure for our business expansion. We currently intend to use the net proceeds as follows:

•	Approximately $3.25 million will be used for labor costs, training and research & development in connection with expanding our ECHOO consulting services.
•	Approximately $1.50 million will be used for labor services and contract procurements in connection with expanding our landscaping consulting and development services.
•	Approximately $0.25 million will be used for marketing and public relations to promote our “ECHOO” brand name.

While we currently intend to use the net proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the material change.  The above amounts and priorities for the use of proceeds represent management's estimates based upon our current conditions.

DIVIDEND POLICY

We have declared and paid dividends in cash in the amount of $2,958,887 and $1,460,240 for the fiscal years ended June 30, 2009 and 2008, respectively. Currently we plan to reserve our earnings to expand our business operations and for general corporate purposes and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2009:

•	on an actual basis; and

•
on an as adjusted basis to effect our sale of 1,000,000 shares of common stock in this offering, based on the public offering price of $5.00 per share, and after deducting underwriting commission and expenses  and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2009
	Actual	As Adjusted

Cash and cash equivalents	$1,099,637	$5,099,637

Shareholders’ Equity: Preferred Stock, $0.00001 par value, 100,000,000 shares authorized, -0- shares issued and outstanding actual, and -0- shares issued and outstanding, as adjusted
Common Stock, $0.00001 par value, 500,000,000 shares authorized, 6,514,750 shares of common stock issued and outstanding actual; and 7,514,750 shares issued and outstanding, as adjusted	65	75
Additional paid-in capital	497,997	497,997
Accumulated other comprehensive income	(14,980)	(14,980)
Retained earnings	15,435,352	15,435,352
Total shareholders’ equity	17,018,071	21,018,081

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We are applying for the listing of our common stock on the NASDAQ Capital Market. As of the date of this prospectus, we intend to have registered shareholders of our common stock.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of December 31, 2009 was approximately $17,798,699, or $2.73 per common share. Assuming the sale by us of 1,000,000 shares of common stock offering in this offering at an assumed public offering price of $5.00 per share and after deducting the estimated offering expenses, our adjusted net tangible book value as of December 31, 2009 would be approximately $22,623,699 , or $3.01 per share. This represents an immediate increase in net tangible book value of $0.28 per share to our existing shareholders and an immediate dilution of $1.99 per share to our new investors purchasing shares in this offering:

The following table illustrates this per share dilution:

Net tangible book value per share before the offering	$2.73
Increase per share attributable to new public investors	$0.28
Public offering price	$5.00
Net tangible book value per share after this offering	$3.01
Dilution per share to new public investors	$1.99

The following table sets forth, on an as adjusted basis as of December 31, 2009, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using the public offering price of 5.00 per share of our common stock:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	6,514,750	86.69%	$498,000	9.06%	$0.08
New investors from public offering	1,000,000	13.31%	$5,000,000	90.94%	$5.00
Total	7,514,750	100%	$5,498,000	100%	$0.73

The discussion and tables above are based on (i) 6,514,750 common shares issued and outstanding as of December 31, 2009; and (ii) 5,000,000 common shares issued in the public offering, excluding the 750,000 shares of our common stock that we may sell by exercising the Oversubscription.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

We are a development stage company incorporated in the State of Delaware on July 11, 2008 as a vehicle to pursue a business combination. On August 13, 2009, we closed a share exchange transaction with Glorious Pie, a British Virgin Islands company incorporated on June 12, 2006, pursuant to which we become the 100% holding company of Glorious Pie which in turn is the 100% holding company of Earn Bright, a Hong Kong corporation incorporated on December 17, 2008.

Operating through Glorious Pie and Earn Bright, our Hong Kong subsidiary, we engage in two interrelated business segments: (i) landscaping consultancy and project management, and (ii) eco-friendly hotel consultancy and development. We apply ecological engineering (or eco-engineering) concepts in landscaping projects and hospitality management to integrate human society with the natural environment. Our mission is to create an eco-friendly living environment that can benefit both humans and nature.

Our Services

Landscaping consultancy and Project Management

Our landscaping consultancy and project management business have mainly been offered to large-scale outdoor projects such as public infrastructure, social facilities development and private real estate development projects. Our consulting services generally include landscape planning and design, concept applications, selection and provision of seedling, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a potential project’s sophistication, we would either directly implement our project plans or outsource services to selected subcontractors.

As one of the industry leaders in Dongguan, Guangdong – China’s third largest exporting city and one of the fastest growing regions in China, we have led or co-led many notable public and private landscaping projects in the region, including Dongguan’s Songshan Lakes Science & Technology Industrial Park, a province-level development zone for new and high-tech industries. Our services have been extended to other locations in the Guangdong province, such as Guangzhou city. In addition, we have also expanded our landscaping services to private sector projects in recent years to diversify our source of business.

ECHOO

Our eco-friendly hotel consultancy and development business is also known as “ECHOO”, an acronym for eco-hospitality operations. Since our inception, we have applied eco-engineering concepts to renovate two hotels into eco-friendly hotels, also known as ECHOO hotels. Our consultancy plans generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation. In return, we enter into fixed-term revenue-sharing agreements with hotels to receive a portion of the hotel’s future revenue as consulting fees for services we provided. The consulting fee shall be paid monthly within 5 days after the hotels’ monthly revenues are booked.  The hotels are obligated to keep full and accurate books and records which shall be available to us and our agents for inspects and audits. A copy of the form of the hotel consulting agreement is attached hereto as Exhibit 10.3.  We believe this business arrangement have benefited both our company and the hotels, with the ECHOO improving the hotels’ sales performance for and us obtaining a stable cash flow by acquiring a portion of the hotels’ revenues pursuant to the consulting agreement between us and the hotels.

Over the past year, we have completed five large-scale landscape consultancy and development projects and are working on two other large-scale landscape consultancy and development projects. We are also providing maintenance services to three projects that were completed by us in the past. We are seeking more large-scale landscaping projects stimulated by the RMB 4 trillion economic stimulus plan launched by the PRC government, and are working with existing customers to secure more maintenance services contracts. In our ECHOO business, we continue to receive recurring and growing revenues from two completed ECHOO hotels and are identifying suitable ECHOO hotel targets in Guangdong, Shanghai and other major cities.

In the future, we aim to become an industry leader in eco-engineering consultancy with a dual focus in landscaping and eco-hospitality development. We will develop our landscaping consultancy and project management business into a balanced portfolio that includes public sector projects, private sector projects, and landscape maintenance and services. In our ECHOO business, we will expand our ECHOO hotel network into other major cities and provinces as well as other property sectors such as service apartments and residential estates. Our goal is to develop the ECHOO into a well-recognized brand name in eco-hospitality.

Sales & Marketing

Landscaping consultancy and services

We primarily obtain our landscaping consultancy and services projects from nine government prime contractor and several private contractors, as set forth in the table below, which we have signed master agreements with. A copy of a form of the master agreement is attached hereto as Exhibit 10.2. We also obtain a small proportion of our projects from other contractors. These contractors are based in Guangdong and other provinces. We submit proposals bids to our contractors which in turn bid for government and private landscaping projects. In certain cases, we obtain projects directly from municipal governments.

1	东莞市新粵安园林绿化有限公司 Dongguan Xinyue’an Garden Co., Ltd.
2	东莞市城区园林绿化工程公司 Dongguan Urban Garden Project Co., Ltd.
3	东莞市碧滿园园林绿化工程有限公司 Dongguan Bimanyuan Garden Project Co., Ltd.
4	东莞市绿怡园林工程有限公司 Dongguan Luyi Garden Project Co., Ltd.
5	东莞市绿色世界实业有限公司 Dongguan Green World Industry Co., Ltd.
6	长安鎮建筑安裝工程公司 Chang’an Construction Project Co.
7	东莞市嘉业园林绿化工程公司 Dongguan Jiaye Garden Project Co.
8	东莞市园林绿化工程公司 Dongguan Garden Project Co.
9	河南黄河园林绿化工程有限公司 Henan Huanghe Garden Project Co., Ltd.
10	牡丹江市市政工程建设有限责任公司 Mudanjiang Municipal Project Construction Co., Ltd.
11	福建亨立建设集团有限公司 Fujian Tingli Construction Group Co., Ltd.
12	浙江红欣园林艺术有限公司 Zhejiang Hongxin Garden Arts Co., Ltd.
13	佛山市順德區添艺园林绿化有限公司 Foshan Shunde Tianyi Garden Co., Ltd.

ECHOO

Our consultants constantly reach out to identify unprofitable and financially distressed hotels that can potentially be converted into ECHOO hotels. We mainly target hotels with scalable structures and located in visible and high traffic areas. We enter into multi-stage discussions with these hotel owners and offer them a turnaround opportunity through a future revenue-sharing fee model. Our consultants work alongside with the hotel owners throughout the ECHOO hotel conversion process from initial site assessment to identifying areas of improvement to development of green practices and other changes.

Our marketing strategy is focused on building our company as a leader in eco-engineering that specializes in landscaping and eco-hospitality development. We execute our strategy by further improving our reputation in landscaping consultancy and developing our “ECHOO” brand in eco-hospitality consultancy. At present, all our consultants are responsible for marketing our services through regional channels and industry events. We also leverage cross-selling opportunities between our two business segments. In the future, we plan to hire professional marketing and public relations staff and external agencies to increase awareness of our ‘ECHOO’ brand within the hospitality industry and the public. We will allocate resources on regional exhibitions, conferences, educational events, competitions and awards to broaden our brand exposure.

RESULTS OF OPERATIONS

Six Months ended December 31, 2009 Compared to the Six Months ended December 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in U.S. dollars, and key components of our revenue for the period indicated, in dollars.

	For the Six Months Ended
	December 31, 2009		December 31, 2008
	$		$
Service income		7,449,119		5,550,037
Cost of services		(3,175,379)		(2,390,205)
Gross profit		4,273,740		3,159,832
General and administrative expenses		(51,316)		(55,283)
Income before taxation		4,222,424		3,104,549
Income tax		(48,666)		-
Net income		4,173,758		3,104,549
Other comprehensive income		(14,980)		793,872
- Foreign currency translation adjustments
Total comprehensive income		4,158,778		3,898,421

Service Income. Our service income for the six months ended December 31, 2009 was $7,449,119 as compared to $5,550,037 for the six months ended December 31, 2008, representing an increase of $1,899,082 or approximately 34.22%. Our service income increased because the service income generated by our greenery construction consultancy business increased by approximately $2,000,000 for the six months ended December 31, 2009 compared to the same period in 2008.

Cost of Services. Our cost of services for the six months ended December 31, 2009 was $3,175,379 as compared to $2,390,205 for six months ended December 31, 2008, an increase of $785,174 or approximately 32.85%. The increase of our cost of services was mainly attributable to the increase of our service income for the six months ended December 31, 2009.

Gross Profit. For six months ended December 31, 2009 as compared to the six months ended December 31, 2008, we generated gross profit of $4,273,740 and $3,159,832, respectively, reflecting an increase of $1,113,908 or approximately 35.25%. Our gross profit margin (gross profit divided by service income) for the same period increase from approximately 56.93% for the six months ended December 31, 2008 to approximately 57.37% for the same period ended 2009, representing an increase of 0.44%.

General and Administrative Expenses. We incurred general and administrative expenses of $51,316 for the six months ended December 31, 2009, a decrease of $3,967 or 7.18%, compared to $55,283 for the six months ended December 31, 2008. Our general and administrative expenses decreased because no preliminary expense was incurred during the six months ended December 31, 2009.

Net Income. We had net income of $4,173,758 for the six months ended December 31, 2009 as compared to net income $3,104,549 for the six months ended December 31, 2008, representing an increase of $1,069,209 or approximately 34.44%. The increase in our net income was largely due to increase of our service income driven by the general global economic recovery during the six months ended December 31, 2009. Net income as a percentage of total service income approximated 56.03% and 55.94% for the six months ended December 31, 2009 and 2008, respectively.

Comparison of the fiscal year ended June 30, 2009 to the fiscal year ended June 30, 2008

The following tables set forth key components of our results of operations for the periods indicated, in U.S. dollars, and key components of our revenue for the period indicated, in dollars.

	For the year
	Ended
	June 30, 2009	June 30, 2008
Service income	$11,676,141	$9,282,281
Cost of services	(5,416,156)	(3,942,076)
Gross profit	6,259,985	5,340,205
General and administrative expenses	(106,087)	(28,611)
Income before taxation	6,153,898	5,311,594
Income tax	(72,056)	-
Net income	6,081,842	5,311,594
Other comprehensive income
Other comprehensive income
- Foreign currency translation adjustments	46,766	698,890
Total comprehensive income	6,128,608	6,010,484

Gross Profit. For the fiscal year ended June 30, 2009 as compared to the fiscal year ended June 30, 2008, we generated gross profit of $6,259,985 and $5,340,205, respectively, reflecting an increase of approximately 17%. The increase in our gross profit was mainly due to the significant increase of our revenue as a result of the increasing number of greenery projects we were engaged in the fiscal year of 2009.

Cost of Services. Our cost of services for the fiscal year ended June 30, 2009 was $5,416,156 as compared to $3,942,076 for the fiscal year ended June 30, 2008, representing an increase of 37%, which was the result of the increase in seedling costs and sub-contracting charges.

General and Administrative Expenses. We incurred general and administrative expenses of $106,087 for the fiscal year ended June 30, 2009, representing an increase of $77,476 compared to $28,611 for the fiscal year ended June 30, 2008. This increase was mainly due to the increase of legal and professional fees we incurred in operations.

Net Income. We had net income of $6,081,842 for the fiscal year ended June 30, 2009 as compared to net income $5,311,594 for the fiscal year ended June 30, 2008, representing an increase of 15%. The increase in our net income was the result of the significant increase of our revenue generated by the increasing number of greenery projects we were engaged in the fiscal year of 2009.

LIQUIDITY AND CAPITAL RESOURCES

We are a development stage company. As of December 31, 2009, we have incurred an accumulated net income of $4,173,758. At December 31, 2009, we had cash and cash equivalents of $1,099,637 as compared to cash and cash equivalents of $849,457 as of June 30, 2009.  Management is trying to raise additional capital through sales of common stock, as well as seeking financing from third parties.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the six months ended		For the year ended
	December 31, 2009	December 31, 2008	June 30, 2009	June 30, 2008
	(Unaudited)			(Audited)
Net Cash (used in)/from Operating Activities	(208,379)	2,010,588	1,952,828	3,267,721
Net Cash (used in)/from Investment Activities	(17,339)	(11,188)	(11,098)	(90,245)
Net Cash (used in)/generated in Financing Activities	498,017	(729,375)	(1,460,240)	(3,177,476)
Net (decrease)/increase in Cash and Cash Equivalents	272,299	1,270,025	481,490	-
Effect of Foreign Currency Transaction	(22,119)	(755,030)	3,482	36,056
Cash, Beginning of Period	849,457	364,485	364,485	328,429
Cash, End of Period	$1,099,637	879,480	$849,457	364,485

Comparison of the fiscal year ended June 30, 2009 to the fiscal year ended June 30, 20082

Net cash from operating activities was $1,952,828 for the year ended June 30, 2009, compared to net cash from operations of $3,267,721 for the year ended June 30, 2008. The $1,314,893 decrease was primarily due to the increase of our payment for labor services.

Net cash used in investment activities was ($11,098) for the year ended June 30, 2009, compared to net cash used in investing activities of ($90,245) for the year ended June 30, 2008, representing a decrease of $79,147, or 87.7%. The decrease of net cash used in investing activities was primarily because we reduced our purchase of new equipment in the fiscal year of 2009 compared to the same period in the fiscal year of 2008.
Net cash used in financing activities amounted to ($1,460,240) for the year ended June 30, 2009, compared to net cash used in financing activities of ($3,177,476) for the year ended June 30, 2008. The decrease of net cash used in financing activities was primarily a result of a $1,717,236 decrease in our payment of cash dividends in the fiscal year 2009 compared to the same period in the fiscal year 2008.

Comparison of the six months ended December 31, 2009 to the six months ended June 30, 2008

Net cash used in operating activities was ($208,379) for the six months ended December 31, 2009, compared to net cash from operations of $2,010,588 for six months ended December 31, 2008. The $2,218,967 decrease was primarily due to an increase of our accounts receivables and refundable cash deposit requested by hotel owners before our negotiations for the terms and conditions of ECHOO project contracts.

Net cash used in investment activities was ($17,339) for the six months ended December 31, 2009, compared to net cash used in investment activities of ($11,188) for six months ended December 31, 2008, representing an increase of $6,151, or 54.98%. The increase of net cash used in investing activities because we have increased our expenditure for new equipment purchase during the six months ended December 21, 2009 compared to the same period ended December 31, 2008.

Net cash generated in financing activities amounted to $498,017 for the six months ended December 31, 2009, compared to net cash used in financing activities of ($729,375) for the six months December 31, 2008. The increase of net cash from financing activities was primarily a result of approximately $498,000 that we raised in the Regulation S Private Placement that we closed in August 2009.

Critical Accounting Policies and Estimates

Revenue Recognition

The Company’s revenue is generated from providing services in two aspects as follows:

i)    Designing and consultancy services in hotel facilities; and
ii)   Resource-efficient engineering business in greenery projects.

The revenue recognized by the Company is based on the Design and Consultancy agreement between the Company and the hotel where the Company has provided the design, consultancy to the hotel and even with certain fixtures and assets provided to that hotel and hence share a certain percentage of gross revenue generated by the hotel facilities for certain years as the consideration.

Revenue from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract.  The Group would regularly and frequently reviews the estimated contract cost on each project being accepted and not yet finished to ensure the contract cost estimate is measured with the best knowledge of the personnel involved.

Cash and Cash Equivalents

The Company considers all cash and other highly liquid investments with initial maturities of year or less to be cash equivalents.  As of December 31 and June 30, 2009, there were cash and cash equivalents of $1,099,637 and $849,457.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

Accounting for the Impairment of Long-Lived Assets

The Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Group periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Company believes that, as of December 31 and June 30, 2009, there were no significant impairments of its long-lived assets.

Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Equipment and machinery	5 years
Furniture & fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Management considers that we have no residual value for plant and equipment.

Fair value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

The carrying values of the financial instruments, including cash and cash equivalents, accounts and other receivables, approximate their fair values due to the short-term maturity of such instruments.  The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

Foreign Currency Translation

The Company maintains its financial statements in the functional currency.  The functional currency of the Company is the Renminbi (RMB).  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2009	2008
Three Months end RMB : US$ exchange rate as of December 31	6.837	6.854
Three Months Average RMB : US$ exchange rate	6.836	6.853
Six Months end RMB : US$ exchange rate as of December 31	6.837	6.854
Six Months Average RMB : US$ exchange rate	6.839	6.853

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162. The Codification will become the source of authoritative U.S. generally accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 (our quarter ended September 30, 2009).  We are currently unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R).  This statement is a revision to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This statement is a revision to Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events.”  This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  This Statement is effective for interim and annual periods ending after September 15, 2009.  The Group adopted this Statement in the quarter ended September 30, 2009. This Statement did not impact the consolidated financial results.

In May 2008, the FASB issued SFAS No 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”), SFAS 163 is intended to correct the inconsistencies in the recognition and measurement of claim liabilities by insurance enterprises.  This SFAS 163 statement requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  This will result in increasing comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  The provisions of SFAS 163 are effective for fiscal years beginning after December 15, 2008. The Group does not expect that the adoption will have a material impact on the Company’s consolidated financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Group Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  We do not currently expect the adoption of SFAS 162 to have a material effect on our consolidated results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (‘APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our consolidated results of operations and financial condition.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date hereof, we do not have any off-balance sheet debt, nor do we have any transactions, arrangements or relationships with any special purpose entities.

Inflation and Seasonality

Inflation and seasonality have not had a significant impact on our operations during the last two fiscal years.

DESCRIPTION OF BUSINESS

Overview

Our business operations consist of two interrelated business segments (i) landscaping consultancy and project management, and (ii) eco-hospitality consultancy and development. We apply eco-engineering concepts in landscaping projects and hospitality management to integrate human society with the natural environment. Our mission is to create an eco-friendly living environment that can benefit both humans and nature.

Our landscaping consultancy and project management business has mainly been offered to large-scale outdoor projects such as public infrastructure, social facilities development and private real estate development projects. Our consulting approach generally includes landscape planning and design, concept applications, selection and provision of seedling, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a project’s sophistication, we would either directly implement our project plans or outsource services to selected subcontractors.

We have led or co-led many notable public and private landscaping projects Dongguan, Guangdong – China’s third largest exporting city and one of the fastest growing regions, including  Dongguan’s Songshan Lakes Science & Technology Industrial Park, a province-level development zone for new and high-tech industries. Recently, our services have been extended to other locations in the Guangdong province, such as Guangzhou city. In addition, we have also expanded our landscaping services to private sector projects in recent years to diversify our source of business.

Our eco-hospitality consultancy and development business is also known as “ECHOO”, an acronym for eco-hospitality operations. In our ECHOO business, we have applied eco-engineering concepts to renovate poorly-operated hotels into eco-friendly hotels, also known as ECHOO hotels. Our consultancy plans generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation. In return, we enter into fixed-term revenue-sharing agreements with the hotels to receive a portion of the hotel’s future revenue as consulting fees for services we provided. We believe this business arrangement  has benefited both our company and the hotels, with the ECHOO business operations improving the hotels’ sales performance and us obtaining a stable cash flow by acquiring a portion of hotels’ revenues pursuant to the consulting agreements between us and the hotels.

Over the past year, we have completed five large-scale landscape consultancy and development projects and are working on two other large-scale landscape consultancy and development projects. We are also providing maintenance services to three projects that were completed by us in the past. We are seeking  more large-scale landscaping projects stimulated by the RMB 4 trillion economic stimulus plan launched by the PRC government, and are working with existing customers to secure more maintenance services contracts. In our ECHOO business, we continue to receive recurring and growing revenues from two completed ECHOO hotels and are identifying suitable ECHOO hotel targets in Guangdong, Shanghai and other major cities.

In the future, we aim to become an industry leader in eco-engineering consultancy with a dual focus in landscaping and eco-hospitality development. We will develop our landscaping consultancy and project management business into a balanced portfolio that includes public sector projects, private sector projects, and landscape maintenance and services. In our ECHOO business, we will expand our ECHOO hotel network into other major cities and provinces as well as other property sectors such as service apartments and residential estates. Our goal is to develop the ECHOO into a well-recognized brand name in eco-hospitality.

Industry Background

Through combining ecology and engineering, eco-engineering applies advanced techniques to design and construct artificial ecosystems that benefit both human and nature. Eco-engineering, with its emphasis on resource efficiency and sustainability of environment, has become increasing popular in property development and management in high density countries.

As the most populated country with over 13 billion population, the PRC government understands the importance of resource efficiency. The PRC government has allocated budgets to environmental protection through its RMB 4 trillion stimulus plan. One of the most benefited areas would be the direct creation of green area through artificial forestation, plantation and other social developments. In response to the central government’s advocacy on green area creation, the Guangdong province has also allocated substantial budgets solely for public green area constructions.  The PRC central government and Guangdong local government’s initiatives to develop green areas and to create a sustainable environment have created a growing market for our eco-engineering business strategy.

Our Strategy

Our objective is to become a leading eco-engineering consulting company in China through continuous expansion of our consultancy services in landscaping and eco-hospitality. Key elements of our strategy include the following:

•
Expand our “ECHOO” hotel network in Guangdong, Shanghai and other major provinces and cities. We intend to enhance our brand presence and public awareness through expanding the “ECHOO” hotel network. We believe this will help to increase demand and acceptance of green hotels in China. We believe ECHOO hotels can better demonstrate their niche and differentiate themselves in major provinces and cities. The hotel industry is also more competitive in these areas, and thus provides us with more opportunities to convert unprofitable hotels into ECHOO hotels. We aim to complete negotiation with five to seven more hotels in Guangzhou, Dongguan and Shanghai over the next two years.

•
Broaden “ECHOO” applications to other commercial properties, such as service apartments, residential estates, commercial buildings, and shopping malls. We intend to extend our reach to non-hotel commercial property owners and operators to educate them on the advantages of eco-engineering applications and create opportunities for our consultancy services. Broadening our services to other commercial property segments will directly increase the public exposure and familiarity of our “ECHOO” brand. We believe this will increase demand for eco-engineering applications and widespread acceptance of eco-hospitality.

•
Build upon our knowledge in eco-engineering. We intend to become a leader in China in eco-engineering with a dual-focus in landscaping and eco-hospitality consultancy. We believe research and development in eco-engineering applications will help our consultants gain an unparallel advantage in business development. Currently, our consultants are responsible for research and development. As our business expands, we plan to hire internal consultants to solely focus on research and development. These internal consultants will work closely with our external consultants to identify the needs of our existing and potential clients and provide research advice and technological support. We believe this will help us differentiate ourselves among other consultancy firms by expanding and deepening our services. We intend to develop the “ECHOO” brand name into an eco-hospitality standard in the next five years.

•
Continue to seek large scale landscaping projects in public infrastructure and city development. We intend to continue to focus on large scale landscaping projects and leverage our existing channels, networks, track record and reputation to drive additional sales and extend our reach to other contractors. We believe the PRC government policy and funding in public infrastructure, city development and environmental conservation and protection will generate substantial demand for landscaping. Our company’s track record and our consultants’ knowledge and familiarity with government landscaping projects will increase our chances of success in relevant project bids.

•
Further expand sales within our existing client base through maintenance services. As of December 31, 2009, our landscape maintenance services account for 20% of our landscaping consultancy and services revenue. We intend to deepen our client relationships and further penetrate our existing clients by providing maintenance services for completed landscape development projects. Our consultants developed superior knowledge in our clients’ sites through the initial consultancy relationships. This becomes an unparallel advantage for us when negotiating maintenance service contracts. We will also leverage our relationships with owners and operators of ECHOO sites to develop cross-selling opportunities between our two business segments.

Business Advantages

We believe that the following sets forth some of the advantages we have over our competitors:

•	We have a proven track record in landscaping and green hotel renovations in the region enable it to secure existing clients and expand its future network.

•
We believe that we have keen market sense in the application of eco-engineering concepts in hospitality, which together with our PRC experience enable us to target the green hotel industry as one of our core growth objectives.

•
We have an experienced management team with a long-term commitment to the green industry and are dedicated to promote eco-engineering concepts and applications to develop “ECHOO” into an industry standard.

•
We have a professional management team that is dedicated to research and development. We aim to adopt international eco-hospitality guidelines and standards, such as the Leadership in Energy and Environmental Design (LEED) in the US, to ensure quality standards.

Landscaping Consultancy & Services

Our landscaping consultancy and services have mainly been applied to outdoor public spaces. We offer our clients with comprehensive services which spans from site assessment, planning and design, installation and construction, performance control and maintenance. We provide services to a wide scope of projects ranging from parks, playgrounds, botanical gardens, greenways, walkways and paths, and indoor spaces.

Our consultancy model is mainly divided into four components:

•
Project overview and site assessment. Our consultants develop an understanding of project requirements and perform initial site assessments. A thorough environmental and ecological assessment includes analysis of terrains, hydrology, soil quality and composition, sunlight exposure, wind direction, electricity, water mains, pest and insect conditions, and municipal legal and regulatory requirements. Through this process, our consultants gain thorough understanding of the landscape conditions and gather data for site design and planning.

•
Design and planning. Based on initial site assessment results, our consultants formulate detailed development plans which include natural, living and structural elements. This includes tree and plantation selection, floral arrangement, seedling selection, habitat planning, electricity and hydro system design, irrigation system selection, habitat planning, recreation planning and structural element design. The development plans would be confirmed with our clients and incorporate any changes and amendments prior to implementation.

•
Installation and construction. Based on the project requirements, our consultants decide whether to directly implement or outsource the installation and construction process to a selected group of specialists and workers. The process typically includes lawn planting, tree installation, shrubs and flower bed planting, installation of electricity and irrigation systems, shaping of grounds and slopes, weed control fabric installation and structural elements such as fountains, terraces, walkways, ponds and raised beds.

•
Performance benchmarking, assessment and maintenance. Our consultants develop performance benchmarks and future maintenance plans with clients upon project completion. We perform periodic site performance and quality assessments based on our clients’ requirements. Our maintenance service typically includes soil quality analysis and renovation, root evaluation, plantation disease and strength analysis, pruning, pest control, weed control, floral treatments, earth surface treatment and restoration, maintenance and reconstruction of structural elements. Further to performing maintenance on existing elements, our consultants also recommend structural upgrades and development ideas to our clients through providing periodic services.

Eco-hospitality Consultancy & Services

We provide our eco-hospitality consultancy and development to hotels that are not well operated and convert them into ECHOO hotels. We identify and approach unprofitable hotels that are scalable and located in well-suited areas. We provide consultancy advice to ECHOO hotels to improve profitability through revenue expansion and cost reduction. The key drivers of revenue expansion and cost reduction are design and appearance upgrade and green operation and management model adoption, respectively.

Our consultants provide design and appearance advice that emphasize on a simplistic and minimalistic living style. We combine natural and cultural elements with modern design to create a healthy and sustainable hospitality environment. This design and appearance upgrade process includes design concept applications, space rearrangement, color and theme adjustments, decoration and plantation installation, and structural modifications.

ECHOO hotels operate under a green operation and management model by combing natural elements with modern design to minimize ecological impact of hotel operations, reduce energy costs and preserve natural environment. Our consultants conduct site assessments and surveys to collect data and recommend operational practices and equipment advice. The analyses typically focus in energy saving, water saving, waste reduction and carbon reduction:
•
Site assessment and survey. Our consultants conduct a thorough assessment in different areas including lighting systems, windows, heating and cooling systems, air distribution systems, laundry facilities, kitchen equipments, hallways and corridors, pools, washrooms, meeting rooms, exercise rooms, lounges, restaurants, rooftops, sunlight exposure, and surroundings. We also analyze operational practices including lighting management, temperature management, water and other resource utilization practices. Our consultants analyze collected data and recommend consulting advice to reduce operating costs.

•
Energy saving. Our consultants recommend energy saving practices which covers lighting management, indoor temperature controls, housekeeping practices, kitchen and laundry management and pools and facilities management. We recommend equipment changes based on energy efficiency and spans from lighting selection to heating and cooling systems to kitchen and laundry equipments. We also recommend other interior and exterior changes such as plantation installation in high sunlight intensity areas, attic heat resistance and rooftop gardening and repainting.

•
Water saving. Our consultants optimize water usage practices in kitchens, laundries, pools, washrooms and other high water usage areas. We also recommend water saving equipments such as low-flow showerheads, dual-button toilet systems and water efficient dishwashers.

•
Waste reduction. Our consultants recommend waste reduction practices which include limiting usage of one-time toiletries, supplies and overly packaged products. We also encourage recycling of recyclable and reusable wastes.

•
Carbon reduction. Our consultants aim to create a carbon neutral environment through different changes such as ceiling fan installations, natural heating and cooling systems and indoor tree plantation.

Customers

Our landscaping consultancy and services accounted for 75% of our revenues in fiscal year of 2009.We obtain our landscaping consultancy and services projects from government and private contractors. From our inception to the date hereof, we have completed over fifty projects, including small to large scale private and government projects. Currently, we have two ongoing large-scale consultancy and three maintenance services projects. The scope of our projects often spans from site assessment, design, implementation and maintenance services.

We have provided our eco-hospitality consultancy and development services and converted two hotels into ECHOO hotels. We have signed two separate seven-year term revenue-sharing consulting agreements to receive 35% of the hotel revenues through June 2013 as consulting fees. The consulting fee shall be paid monthly within 5 days after the hotels’ monthly revenues are booked.  The hotels are obligated to keep full and accurate books and records which shall be available to us and our agents for inspects and audits. A copy of the form of the hotel consulting agreement is attached hereto as Exhibit 10.3.  As of the date hereof, we are also in negotiation with five ECHOO hotel targets. Our hotels customers mainly consist of short- and medium-term business travelers and local business professionals. Our eco-hospitality consultancy and development accounted for 25% of our revenues in fiscal 2009.

Sales & Marketing

We primarily obtain our landscaping consultancy and services projects from nine different government and private contractors which we have signed master agreements with. We also obtain a small proportion of our projects from other contractors. These contractors are based in Guangdong and other provinces in China. We submit proposal bids to our contractors which in turn bid for government and private landscaping projects. In certain cases, we obtain projects directly from municipal governments.

Our consultants constantly reach out to identify unprofitable and financially distressed hotels that can potentially be converted into ECHOO hotels. We mainly target hotels that have scalable structures and are located in visible and high traffic areas. We enter into multi-stage discussions with these hotel owners and offer them a turnaround opportunity through a future revenue-sharing fee model. Our consultants work alongside with the hotel owners throughout the ECHOO hotel conversion process from initial site assessment to identifying areas of improvement to development of green practices and other changes.

Our marketing strategy is focused on building our company as a leader in eco-engineering that specializes in landscaping and eco-hospitality development. We execute our strategy by attempting to further improve our reputation in landscaping consultancy and developing our ‘ECHOO’ brand in eco-hospitality consultancy. At present, all our consultants are responsible for marketing our services through regional channels and industry events. We also leverage cross-selling opportunities between our two business segments. In the future, we plan to hire professional marketing and public relations staff and external agencies to increase awareness of our ‘ECHOO’ brand within the hospitality industry and the public. We intend to allocate resources on regional exhibitions, conferences, educational events, competitions and awards to broaden our brand exposure.

Research & Development

We focus our research and development efforts on eco-hospitality development and management. We believe continued research and development is of critical importance to maintaining the quality of consultancy service and offering advanced techniques and equipment advice to our existing and potential clients. Our consultants select suitable tools and equipments and design management practices for eco-hospitality site planning, energy saving, water saving, waste reduction and carbon reduction. We emphasize the application of international green building development and management practices in ECHOO hotels. At present, all our consultants contribute to research and development and have different areas of specialization. In the future, we plan to hire internal consultants that will solely focus on research and development of advanced eco-engineering and eco-hospitality solutions and understand our client market needs through a feedback mechanism with our client-facing consultants.

Government Regulations

Our landscape development and maintenance services are subject to many government regulations related to environmental conservation and protection. We use environmentally sensitive materials in our landscape maintenance processes, such as chemical fertilizers for plant treatments. We believe our business processes are in compliance with all environmental laws and regulations related to materials. We do not anticipate any significant expenditure in order to meet environmental requirements and do not expect future compliance with such laws and regulations will have material adverse impacts on our financial conditions or operating results. However, we may incur operating costs or capital expenditures to comply with more stringent environmental requirements in the future or if current requirements are found to have been misapplied.

Our operations are also governed by many other laws and regulations including labor relationships, zoning of our facilities, business practices and other matters. We believe that we are in compliance with these laws and regulations and do not expect future compliance with such laws and regulations will have material adverse impacts on our financial conditions or operating results.

Employees

As of May 3, 2010, we had a total of 14 employees including 3 in executive management, 7 in consultancy and research and development, 3 in general and administrative support, and 1 in accounting.

DESCRIPTION OF PROPERTY

Our executive office is located at Room 3601, The Centre, 99 Queen’s Road, Central, Hong Kong.

In addition, we also have a correspondence office at 271 Zhen An Zhong Road, Chang An District, Dongguan City, Guangdong, People’s Republic of China.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT

Executive Officers and Directors

Name	Age	Position
Chi Yip Tai	28	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Chi Yip Tai, 28, Director, Chief Executive Officer and Chief Financial Officer

Mr. Tai is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and a director since August 14, 2009.   Mr. Tai is also the Chief Executive Officer and founder of Glorius Pie, founded on June 12, 2006. He is primarily in charge of day-to-day corporate strategy, corporate planning and overall management of the Company. In addition, currently Mr. Tai also serves as the legal representative of Dongguan Jidi Chemical Co. Ltd., a company organized under the laws of the People’s Republic of China.

Between 2002 and 2003, Mr. Tai worked as a financial analyst for HSBC, responsible for analyzing financial market date and providing investment recommendations and advice to the bank’s investment department. Between 2005 and 2006, Mr. Tai worked as a financial analyst for Procter & Gamble (P&G), responsible for conducting in-depth study on a wide range of financial products and making recommendations to the company.

Currently, Mr. Tai serves as our sole director, and the director of Earn Bright Development Limited, our Hong Kong subsidiary, and JM Enigma International Group Limited, a Hong Kong company.

Mr. Tai graduated from Hong Kong University of Science and Technology with a bachelor’s degree in Economics and Finance in 2005.

Employment Agreements

To date, we have not entered into an employment contract with either Mr. Chi Yip Tai or any other employees,

Family Relationships

None.

Director Independence

Mr. Chi Yip Tai, our Chief Executive Officer and Chief Financial Officer, serves as the sole member of our Board of Directors.

With the written consent of our Board of Directors and majority stockholders, we increased the size of our board of directors from (1) member to (7) members, effective on May 3, 2010, 20 days after the mailing of the definitive information statement on Schedule 14C.  We plan to elect new members to our Board of Directors, the majority of which shall meet the NASDAQ independence requirement.

Committees of the Board of Directors

As of the date hereof, our board of directors does not have any standing committee. However, in the near future, we plan to establish a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, all member of each of the committee shall satisfy the NASDAQ “independence” standards applicable to members of each such committee.

Code of Ethics

On August 13, 2009, our Board of Directors adopted a Code of Ethics applicable to all directors, officers and employees.  The purpose of the Code of Ethics is to promote honest and ethical conduct.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the periods ended December 31, 2009 and 2008, compensation awarded to or paid to, or earned by, the named executive officer.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tai Chi Yip	2009	1						1,460,240(1)	1,460,241
Chief Executive Officer	2008	1						2,958,887(1)	2,958,888

(1)	We declared and paid to Mr. Tai dividends in cash in the amount of $1,460,240 and $2,958,887 for the fiscal years ended June 30, 2009 and 2008, respectively.

Grants of Plan-Based Awards in 2009

As of the date hereof, we have not granted any plan-based awards.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no option exercised or options outstanding in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercised or stock vested in 2009.

Pension Benefits

There were no pension benefit plans in effect in 2009.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Currently we have no employment or other contracts or arrangement with Mr. Tai, our sole officer and director. However, we intend to enter into an employment agreement with Mr. Tai in the near future.

There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2009 by members of board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Chi Yip Tai	0	-	-	-	-	-	0
Wa Kei Anthony Wong(1)	0	-	-	-	-	-	0

(1)	Mr. Wa Kei Anthony Wong resigned as a director of the Company in August 2009.

We do not currently have an established policy to provide compensation to members of our Board of Directors for services rendered in that capacity.  We plan to develop such a policy in the near future.

Indemnifications of Directors and Executive Officers and Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the date hereof, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 3, 2010 and as adjusted to reflect the sale of our common stock included in this prospectus, by:

•	each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	each executive officer;
•	each director; and
•	all of the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of ownership is based on 6,514,750 shares of common stock outstanding on May 3, 2010 and 7,514,750 shares of common stock outstanding after the completion of this public offering.

	Before the Offering		As Adjusted for the Offering
Name	Number of Shares Beneficially Owned	Percent of Shares	Number of Shares Beneficially Owned	Percent of Shares
Chi Yip Tai	5,177,500	79.47%	5,177,500	69.9%

Officers and Directors as a Group	5,177,500	79.47%	5,177,500	69.9%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 13, 2009, we entered into a Share Exchange and Stock Purchase Agreement with Glorious Pie, Mr. Chi Yip Tai, and the representative of our investors. At the closing of the share exchange and stock purchase (the “Share Exchange”), and pursuant to the terms of the Share Exchange and Stock Purchase Agreement, we acquired all of the issued and outstanding common stock of Glorious Pie from the Mr. Tai in exchange for our issuance of 5,177,500 common shares to the Glorious Pie Shareholder (the “Exchange Shares”). The Exchange Shares issued in reliance upon the exemption provided by Section 4(2) of the Securities Act, represent approximately 79.47% of our common stock issued and outstanding after the closing of the Share Exchange. Concurrently with the Share Exchange, we issued 166,000 shares of our common stock to 296 Investors who purchased our shares in the Regulation S Private Placement. The 166,000 common shares constitute 2.66% of our issued and outstanding common stock at the Closing. As a result of the Share Exchange, Glorious Pie became our wholly-owned subsidiary.

On August 12, 2009, we issued to Mr. Wong, our then President and Director, 127,083 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered as our then President, Treasurer and Secretary.

On August 12, 2009, we issued to Mr. Pak Fai Phillip Wong a total of 312,5000 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered to us.

DESCRIPTION OF SECURITIES

We are authorized to issue an aggregate of 600,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.00001 per share and 100,000,000 are shares of preferred stock, par value $0.00001 per share. As of the date of this prospectus, 6,514,750 shares of common stock and zero shares of preferred stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors.  All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and non-assessable.  The holders of Common Stock do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon our liquidation, dissolution or winding up after the payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of Preferred Stock, if any.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

Options

As of the date of this prospectus, we do not have any options issued and outstanding.

Market Price of Our Common Stock

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We intend to apply for the listing of our common stock on the NASDAQ Capital Market. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	our financial position and results of operations;
•	concern as to, or other evidence of, the reliability and safety of our products and services or our competitors’ products and services;
•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;
•	announcements of innovations or new products or services by us or our competitors;
•	Federal and state regulatory actions and the impact of such requirements on our business;
•	development of litigation against us;
•	changes in estimates of our performance by any securities analysts;
•	issuance of new equity securities pursuant to a future offering or acquisition;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	period-to-period fluctuations in our operating results;
•	investor perceptions of us; and
•	general economic and other national conditions.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law.  This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable.  In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts.  These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our securities is Empire Stock Transfer, Inc. at 2470 Saint Rose Parkway, Henderson, NV 89074. Tel: (702) 818-5898.

 Listing

We intend to apply to have our common stock approved for listing on the NASDAQ Capital Market under the symbol “CHGN”.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 7,514,750 shares of common stock, assuming no oversubscription will be exercised. Of the outstanding shares of common stock as of the completion of this offering, the 1,000,000 shares sold in this offering and the 1,337,252 shares registered for resale under the Resale Prospectus will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchase by our “affiliates,” as the term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

All other outstanding shares not sold in this offering or registered under a separate resale prospectus will be deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Our stockholders will not be eligible to utilize Rule 144 until August 14, 2010, at the earliest, which is 12 months from the date we filed our Form 10 information, as required under Rule 144. Subject to the lock-up agreements described below and the provisions of Rule 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date

1,000,000	After the date of this prospectus, freely tradable shares sold in this offering.

1,267,252
After the date of this prospectus, these shares will have been registered under the Resale Prospectus and will be freely tradable by the selling stockholders listed in the Resale Prospectus, excluding the 70,000 shares of common stock that have or may be issued upon exercise of the underwriter warrants.

70,000	Six months after the Closing Date, the underwriter warrants will become exercisable.

5,177,500
On August 14, 2010, which is the twelve months after the filing of a current report on Form 8-K reporting the closing of the share exchange transaction, these shares may be sold under and subject to Rule 144. These shares represent all the shares of our common stock held by Mr. Chi Yip Tai, our sole director and our Chief Executive Officer and Chief Financial Officer. However, Mr. Tai has agreed with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries upon death) for a period of three months after our common stock is listed on the NASDAQ Capital Market.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

We issued 6,083,750 shares of our common stock to stockholders prior to the filing of the current report on Form 8-K. Because we issued these shares while we were a shell company with no operations, these shares may not be sold pursuant to Rule 144 until August 14, 2010, which is 12 months after the filing of a current report on Form 8-K reporting the closing of the share exchange, subject to a lock-up agreement entered into by and between Mr. Tai and the Company.

Lock-Up Agreement

Mr. Tai, and each of our executive officers and directors to be appointed before our common stock is listed on the Nasdaq Capital Market have agreed with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and stockholders upon their death), or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the prior written consent of the underwriter, for a period of three months after our common stock is listed on the NASDAQ Capital Market.

UNDERWRITING

Grandview Capital, Inc. has agreed, subject to the terms and conditions of the underwriting agreement between Grandview Capital, Inc. and the Company, to act as the underwriter of the Company for the sale of shares of common stock offered hereunder at the public offering price of $5.00 per share on a “best efforts” basis.  The underwriter shall use its best efforts to sell our shares of common stock in this offering to the public, but does not have obligations to purchase our common shares and does not ensure the successful offering of any shares of common stock or any portion in this offering. The offering will terminate upon the earlier of: (i) the Maximum Amount is sold pursuant to this prospectus, which may be increased by additional 150,000 shares with the mutual consent of the underwriter and the Company (the “Oversubscription”), or (ii) 30 days after this registration statement is declared effective, unless extended to a later date with the mutual consent of the underwriter and the Company (the “Closing Date”).

We have agreed to pay the underwriter (i) cash commissions equal to 3.5% of the gross proceeds received by the Company in this public offering, except for the common shares sold to current officers and directors of the Company, by which the Company shall pay to the underwriter 2% of the proceeds raised in this public offering; (ii) five (5) year warrants to purchase a number of common shares equal to 7% of the aggregate number of common shares issued in this public offering at the exercise price of $6.00 per share, provided, however, the warrants shall be non-exercisable during the six (6) months after the Closing Date; (iii) 2.5% of the gross proceeds raised in this public offering as a non-accountable expense allowance. In addition, the Company shall pay to Grandview Capital, Inc. financial advisory fees equal to 0.5% of the gross proceeds raised in this public offering as follows: (i) $10,000 upon execution of the initial engagement letter, (ii) $15,000 upon the filing of this registration statement, and (iii) the remaining balance upon closing of this offering.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

United Kingdom. No offer of shares of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany. Any offer or solicitation of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the common stock to the public in Germany, any public marketing of the common stock or any public solicitation for offers to subscribe for or otherwise acquire the common stock. The prospectus and other offering materials relating to the offer of the common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece. This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The common stock have not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except to (i) “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005) and/or to (ii) less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new common stock being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy. This offering of the common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus. Each of the Underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland. This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the common stock of in Switzerland.

Norway. This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the common stock are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer or (iii) by operation of law.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This Prospectus does not constitute an offer to sell the common stock to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this Prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The common stock may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the company, and the representatives represent and warrant that the common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman. For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the common stock within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The Underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The Underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this memorandum and any purchaser of the common stock pursuant to this memorandum shall not market, distribute, resell, or offer to resell the common stock within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. Ellenoff Grossman & Schole, LLP, New York, NY is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of China Green as of June 30, 2009 and 2008 appearing in this prospectus have been audited by Parker Randall CF (H.K.) CPA Limited, in independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Our accountant is Parker Randall CF (H.K.) CPA Limited, independent certified public accountants. We do not presently intend to change accountants. At no time have there been any disagreements with such accountants regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

PART 1 - FINANCIAL INFORMATION

Item 1.    Financial Statements

CHINA GREEN, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

F-1

CHINA GREEN, INC.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page(s)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME	F-3

CONDENSED CONSOLIDATED BALANCE SHEETS	F-4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	F-5

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-6-25

F-2

CHINA GREEN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$

Service income	3,952,395	1,927,282	7,449,119	5,550,037

Cost of services	(1,591,337)	(1,164,139)	(3,175,379)	(2,390,205)

Gross profit	2,361,058	763,143	4,273,740	3,159,832

General and administrative expenses	(28,384)	(20,872)	(51,316)	(55,283)

Income before taxation	2,332,674	742,271	4,222,424	3,104,549

Income tax	(10,243)	-	(48,666)	-

Net income	2,322,431	742,271	4,173,758	3,104,549

Other comprehensive income -Foreign currency translation adjustments	(19,883)	793,872	(14,980)	793,872

Total comprehensive income	2,302,548	1,536,143	4,158,778	3,898,421

Net income per share – basic and diluted	0.37	0.14	0.66	0.59

Weighted average number of shares outstanding during the period – basic and diluted	6,299,750	5,277,500	6,299,750	5,277,500

The annexed notes form an integral part of these financial statements.

F-3

CHINA GREEN, INC.
CONDENSED CONSOLIATED BALANCE SHEETS
AS OF DECEMBER 30, 2009 AND JUNE 30, 2009
(UNAUDITED)
(Stated in US dollars)

	As of	As of
	December 31,	June 30,
	2009	2009
	(unaudited)	(audited)
ASSETS	$	$
Current assets
Cash and cash equivalents	1,099,637	849,457
Accounts receivables	7,797,797	5,036,977
Deposit paid for labour services	902,238	903,882
Deposit for contract procurements	2,534,093	2,538,710
Deposit paid for hotel investment negotiation	2,922,016	1,025,677

Total current assets	15,255,781	10,354,703

Plant and equipment, net	833,133	1,083,011

TOTAL ASSETS	16,088,914	11,437,714

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	-	64,499
Amount due to a shareholder	-	23,899
Accrued expenses	49,561	10,411
Tax payable	120,859	72,303

TOTAL LIABILITIES	170,420	171,112

STOCKHOLDERS’ EQUITY
Authorized : 500,000,000 shares;	125	105
Issued : 12,499,500 shares
Additional paid-in capital	497,997	-
Accumulated other comprehensive income	(14,980)	836,560
Retained earnings	15,435,352	10,429,937

	15,918,494	11,266,602

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	16,088,914	11,437,714

F-4

CHINA GREEN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 30, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Cash flows from operating activities
Net income before taxation	2,332,674	742,271	4,222,424	3,104,549
Depreciation	133,079	131,883	265,193	263,769
Decrease in accounts receivables	(552,566)	(160,563)	(2,760,820)	1,879,773
Increase in deposit for contract procurements	-	(2,527,806)	-	(2,527,806)
Increase in deposit paid for hotel investment	(1,898,265)	(729,684)	(1,896,339)	(729,684)
Negotiation
Increase in accrued expenses	34,266	-	49,561	-
(Decrease) / increase in amount due to a	(24,638)	3,625	(23,899)	19,987
shareholder
Decrease in amount due to a director	(64,376)	-	(64,499)	-

Net cash (used in) / from operating activities	(39,826)	(2,540,274)	(208,379)	2,010,588

Cash flows from investment activities
Investment in a subsidiary	-	-	-	(100)
Purchases of plant and equipment	(17,339)	(11,088)	(17,339)	(11,088)

Net cash used in investment activities	(17,339)	(11,088)	(17,339)	(11,188)

Cash flows from financing activities
Issue of share	-	-	20	105
Additional paid-in capital	-	-	497,997	-
Dividend paid	-	(729,480)	-	(729,480)

Net cash (used in) / generated in financing activities	-	(729,480)	498,017	(729,375)

Net (decrease) / increase in	(57,165)	(3,280,842)	272,299	1,270,025
cash and cash equivalents
Effect of foreign currency translation on cash and	94	(809,994)	(22,119)	(755,030)
cash equivalents
Cash and cash equivalents - beginning of period	1,156,708	4,970,316	849,457	364,485

Cash and cash equivalents - end of period	1,099,637	879,480	1,099,637	879,480

F-5

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

1.     BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America for interim consolidated financial information.  Accordingly, they do not include all the information and notes necessary for comprehensive consolidated financial statements.

In connection with the reverse acquisition and recapitalization, all share and per share amounts will be retroactively restated.

The consolidated financial statements are prepared on the basis with assumption the reverse merger was undergone at the beginning of July 1, 2008. The historical consolidated financial statements of the Company will be those of China Green, Inc. and of the consolidated entities from the July 1, 2008, the date of merger, and subsequent. The consolidated financial statements for the company for the six months ended December 30, 2009 and 2008, include the financial statements of China Green, Inc., its 100% owned subsidiary, Glorious Pie Limited, and its wholly owned subsidiary, Earn Bright Development Limited. Intercompany transactions and balances are eliminated in consolidation.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three-month periods have been made.  Results for the periods presented are not necessarily indicative of the results that might be expected for the entire fiscal period.  These condensed financial statements should be read in conjunction with the consolidated financial statements and the notes included in the 2008 and 2009 annual report filed with the Securities and Exchange Commission.

2.     DESCRIPTION OF BUSINESS

China Green Group (the “Group”) consists of China Green, Inc. (the “China Green”), Glorious Pie Limited (the “Glorious Pie”) and Earn Bright Development Limited (the “Earn Bright”).  China Green, Inc. was incorporated in the State of Delaware on July 11, 2008. Glorious Pie Limited was incorporated in the British Virgin Islands on September 12, 2006, under the International Business Companies Act, British Virgin Islands. Earn Bright Development Limited was incorporated in Hong Kong on December 17, 2008.

On August 12, 2009, China Green, Inc. acquired all of the issued and outstanding common stock of Glorious Pie Limited by issuing 10,355,000 common shares to the Glorious Pie Limited Shareholder under a Share Exchange and Stock Purchase Agreement with Glorious Pie Limited.

The Group is engaged in developing its model in the areas of hospitality facilities and large scale landscape architecture and engineering.  The group is specialized on providing greenery services to greenery construction projects in China, including, but not limited to, design advice, trading and quality control service of seed, provision of seedling and performance arrangement of greenery engineering and plantation.

F-6

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a)   Basis of presentation and consolidation (continued)

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of China Green, Inc. and its subsidiaries. Significant intercompany transactions have been elimination in consolidation.

The consolidated financial statements are prepared on the basis with assumption the reverse merger was undergone at the beginning of July 1, 2008.

As of December 31, 2009, the particulars of the subsidiaries are as follows:

Name of company	Place of incorporation	Date of incorporation	Attributable equity interest	Issued capital

Glorious Pie Limited	British Virgin Islands	September 12, 2006	100%	US$100

Earn Bright Development Limited	Hong Kong	December 17, 2008	100%	US$0.128 (HK$1)

b)   Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

c)   Cash and Cash Equivalents

The Group considers all cash and other highly liquid investments with initial maturities of year or less to be cash equivalents.  As of December 31 and June 30, 2009, there were cash and cash equivalents of $1,099,637 and $849,457.

F-7

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d)  Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts.  The Group recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

e)  Accounting for the Impairment of Long-Lived Assets

The Group adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Group periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Group believes that, as of December 31 and June 30, 2009, there were no significant impairments of its long-lived assets.

f)  Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Equipment and machinery	5 years
Furniture & fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Management considers that we have no residual value for plant and equipment.

F-8

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

g)  Fair value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

The carrying values of the financial instruments, including cash and cash equivalents, accounts and other receivables, approximate their fair values due to the short-term maturity of such instruments.  The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

h)  Foreign Currency Translation

The Group maintains its financial statements in the functional currency.  The functional currency of the Group is the Renminbi (RMB).  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2009	2008
Three Months end RMB : US$ exchange rate as of December 31	6.837	6.854
Three Months Average RMB : US$ exchange rate	6.836	6.853
Six Months end RMB : US$ exchange rate as of December 31	6.837	6.854
Six Months Average RMB : US$ exchange rate	6.839	6.853

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

F-9

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i)  Revenue Recognition

The Group revenue is generated from providing services in two aspects as follows:

i)    Designing and consultancy services in hotel facilities; and
ii)   Resource-efficient engineering business in greenery projects.

The revenue recognized by the Group is based on the Design and Consultancy agreement between the Group and the hotel where the Group has provided the design, consultancy to the hotel and even with certain fixtures and assets provided to that hotel and hence share a certain percentage of gross revenue generated by the hotel facilities for certain years as the consideration.

Revenue from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract.  The Group would regularly and frequently reviews the estimated contract cost on each project being accepted and not yet finished to ensure the contract cost estimate is measured with the best knowledge of the personnel involved.

j)  Cost of revenue

Regarding the design and consultancy services to the hotel facilities, the respective cost of revenue includes the consultancy expenses in professional staff involved and the design and consultancy fee with other third-party experts, and also the depreciation expenses on those fixtures and movable assets being placed with the hotel by the Group.

Regarding the trading of seeding and provision of greenery engineering projects, the respective cost of revenue consists primarily of material costs, labour cost, subcontracting expenses, and related expenses, which are directly attributable to the greenery construction projects.

k)  Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income in the period that includes the enactment date.

F-10

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)  Income Taxes (Continued)

The China Green accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The China Green adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The China Green consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At December 30, 2009, the China Green did not record any liabilities for uncertain tax position.

l)   Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", requires companies to classify items of other comprehensive income in a financial statement.  Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  The Group's comprehensive net income is equal to its net income for all periods presented.  The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

m)  Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

n)  Share-based compensation

All share-based payments to employees is recorded and expensed in the statement of operations as applicable under SFAS No. 123R, “Share-Based Payment”.   The Company has issued 254,166 shares of share-based compensation at par value USD0.00001 to its director on August 12, 2009 as compensation for services that he rendered.

F-11

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

o)  Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).  The Company has issued 1,458,334 shares of non-employee stock based compensation at par value USD0.0001 to third parties on August 12, 2009 as compensation for their consulting services rendered.

p)   Segment reporting

The Group uses the “management approach” in determining reportable operating segments.  The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the chief operating decision maker, reviews monthly operating results derived from two types of services and therefore the Group has determined that the Group has two operating segments as defined by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

q)  Earnings per share

The Group reports basic earnings per share in accordance with SFAS 128, “Earnings Per Share”.  Basic earnings/(loss) per share is computed by dividing net income/(loss) by weighted average number of shares of common stock outstanding during the period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.  At December 31, 2009, the Group had no common stock equivalents that could potentially dilute future earnings per share.

r)  Additional paid-in captial

In connection with the China Green’s private placement completed in July 2009, the Company issued 332,000 shares of its common stock to 296 investors at USD$1.50 per share for an aggregate purchase price of USD$498,000. The Company issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act. These investors who received the securities represented and warranted that they are not “U.S. Person” as defined in Regulation D.

F-12

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

4.         CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	As of	As of
	December 31,	June 30,
	2009	2009
	(unaudited)	(audited)
	$	$
Cash at bank	108,427	458,729
Cash on hand	991,210	390,728
	1,099,637	849,457

5.         ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	As of	As of
	December 31,	June 30,
	2009	2009
	(unaudited)	(audited)
	$	$
Hotel facilities	218,850	522,113
Greenery construction projects	5,501,755	3,909,385
Greenery maintenance projects	2,077,192	605,479
	7,797,797	5,036,977

At the balance sheet date, most of the accounts receivables were related to greenery construction projects and their credit period is usually ranged from 90 days to 180 days.

F-13

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

6.        DEPOSIT PAID FOR CONTRACT PROCUREMENTS

Main contractors require the company to put escort money during negotiation of contract.  Once the contract is successfully made, the escort money will be kept by the contractors until the contract has been completed. If the bid is fail, the escort money will be refunded immediately.

7.         DEPOSIT PAID FOR HOTEL INVESTMENT NEGOTIATION

The Group has placed the following amount of deposit being held in escrow by the counter-party for the negotiation for acquiring certain equity interest of the hotel facilities located hereunder which gives comfort to the negotiating party that the Group shows its financial strength and capability to get the acquisition closed if the acquisition deal is reached:

	As of	As of
	December 31,	June 30,
Deposit for hotel investment negotiation	2009	2009
	(unaudited)	(audited)
	$	$
Location:
(1) Dongguan City, Changan Town,
Xin Min Administration Region,	292,517	293,051
Jianan Road Section

(2) Chang An Di Ying Hotel
Dongguan City, Changan Town,
Zhenan Road and Xiabian Road Section	292,517	293,051

(3) Jin Ye Hotel
Guangzhou City, Huan Shi Dong Road,
Section No. 422	438,777	439,575

(4) Sha Tou Hotel
Dongguan City, Changan Town,
Sha Tou Administration Region Section	1,000,000	-

(5) Kang Zu Yuan Hotel
Dongguan City, Changan Town,
Zhen An Zhong Road, Section No. 269	898,205	-

	2,922,016	1,025,677

F-14

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

8.         PLANT AND EQUIPMENT, NET

Plant and equipment and being part of hotel facilities and consist of the following:

	2009	2009
	(unaudited)	(audited)
At cost	$	$
Balance at beginning of period	2,648,609	2,624,306
Acquisition during the period	17,339	11,136
Exchange difference	(4,819)	13,167

Balance at end of period	2,661,129	2,648,609

Less: Accumulated depreciation
Aggregated depreciation
Balance at beginning of period	1,565,598	1,030,705
Charge for the period	265,193	527,909
Exchange difference	(2,795)	6,984

Balance at end of period	1,827,996	1,565,598

Net book value
As of December 31 and June 30	833,133	1,083,011

Management considers that there are no residual value for plant and equipment.

9.         AMOUNT DUE TO A DIRECTOR / SHAREHOLDER

The amounts represent unsecured, interest free and have no fixed repayment terms.

F-15

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

10.      STOCKHOLDERS’ EQUITY

On July 17, 2008, the China Green, Inc. issued to its President and Director 100,000 shares of common stock at par value USD0.00001 as the founder shares as compensation for the services that he rendered in connection with the Company’s incorporation.

In connection with the Company’s private placement completed in July 2009, the Company issued 332,000 shares of its common stock to 296 investors at USD$1.50 per share for an aggregate purchase price of USD$498,000.

On August 12, 2009, the Company has issued 254,166 shares of share-based compensation at par value USD 0.00001 to its director as compensation for services that he rendered.

On August 12, 2009, the Company has issued 1,458,334 shares of non-employee stock based compensation at par value USD 0.00001 to third parties as compensation for their consulting services rendered.

On August 12, 2009, China Green, Inc. acquired all of the issued and outstanding common stock of Glorious Pie Limited by issuing 10,355,000 common shares to the Glorious Pie Limited Shareholder under a Share Exchange and Stock Purchase Agreement with Glorious Pie Limited.

Stockholders’ equity is as follows:

	Common Stock		Additional paid-in
	Number	Amount($)	capital($)	Total($)
As of date of Inception	100,000	1	-	1
Share issued on July 2009	332,000	3	497,997	498,000
Share issued on August 2009	1,712,500	17	-	17
Share issued for takeover a subsidiary	10,355,000	104	-	104
As of December 31, 2009	12,499,500	125	497,997	498,122

As of December 31, 2009, the Company has 500,000,000 shares of common stock authorized and 12,499,500 shares of common stock issued and outstanding.

F-16

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

11.       BUSINESS SEGMENT

The Group is engaged in provision of designing and consultancy services in hotel facilities and also involved in provision of engineering services to greenery construction projects, which include, but is not limited to, provision of seedling and skillful workers to those construction projects.

Segment information is disclosed in accordance to FAS 131, “Disclosures about Segments of an Enterprise and Related Information” as below:

	Greenery		Greenery		Hotel
	Construction		Maintenance		Consultancy &
	Consultancy		Consultancy		Facilities		Total
	3 months ended		3 months ended		3 months ended		3 months ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2009	2008	2009	2008	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$	$	$	$	$
Revenue from
external customers	2,633,107	507,927	604,481	602,977	714,807	816,378	3,952,395	1,927,282

Gross profit	1,466,760	(195,225)	330,124	288,436	564,174	669,932	2,361,058	763,143

	Greenery		Greenery		Hotel
	Construction		Maintenance		Consultancy &
	Consultancy		Consultancy		Facilities		Total
	6 months ended		6 months ended		6 months ended		6 months ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2009	2008	2009	2008	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$	$	$	$	$
Revenue from
external customers	4,841,085	2,729,315	1,208,514	1,205,968	1,399,520	1,614,754	7,449,119	5,550,037

Gross profit	2,511,582	1,174,749	660,003	663,283	1,102,155	1,321,800	4,273,740	3,159,832

	Dec 31,	Jun 30,	Dec 31,	Jun 30,	Dec 31,	Jun 30,	Dec 31,	Jun 30,
	2009	2009	2009	2009	2009	2009	2009	2009
	(unaudited)	(audited)	(unaudited)	(audited)	(unaudited)	(audited)	(unaudited)	(audited)
	$	$	$	$	$	$	$	$
Segment non-
current assets	-	-	-	-	833,133	1,083,011	833,133	1,083,011

Segment current assets
(excluding cash and
cash equivalents)	8,938,086	6,825,404	2,077,192	1,132,052	3,140,866	1,547,790	14,156,144	9,505,246

F-17

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

12.      COST OF SERVICES

Details of cost of services are summarized as follows:

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Depreciation	133,079	131,883	265,193	263,769
Repair and maintenance	17,554	14,562	32,172	29,184
Sub-contracting charges	513,052	388,297	1,025,724	761,326
Material cost	766,072	532,895	1,531,577	1,122,072
Professionals and related costs	16,823	10,944	31,306	21,888
Other construction costs	144,757	85,558	289,407	191,966

	1,591,337	1,164,139	3,175,379	2,390,205

13.     GENERAL AND ADMINISTRATIVE EXPENSES

Details of general and administrative expenses are summarized as follows:

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	$	$	$	$
Audit fee	4,872	2,500	9,775	4,500
Computer expenses	995	918	1,960	1,875
Electricity and water	336	267	686	627
Legal and professional fee	14,486	8,830	23,893	17,742
Preliminary expenses	-	-	-	13,801
Sundry expenses	1,301	1,984	2,529	3,648
Travelling	951	1,439	1,843	2,919
Telephone	1,055	557	1,857	1,416
Wages and salaries	4,388	4,377	8,773	8,755

	28,384	20,872	51,316	55,283

F-18

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

14.       INCOME TAXES

The enterprise income tax is reported on a separate entity basis.

United States Tax

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The China Green has a net operating loss carry forward at December 31, 2009 for tax purposes totaling $34,665, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

As of
December 31,
2009
(unaudited)
Gross deferred tax assets:	$
Net operating loss carry forwards	11,786

Total deferred tax assets	11,786
Less: valuation allowance	(11,786)

Net deferred tax asset recorded	-

The valuation allowance at September 30, 2009 was $8,512. The net change in valuation allowance during the period ended December 31, 2009, was an increase of $3,274.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

F-19

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

14.       INCOME TAXES (CONTINUED)

As of
December 31,
2009
(unaudited)
$
Expected tax expense (benefit) – Federal	(11,786)
Change in valuation allowance	11,786
Actual tax expense (benefit)	-

BVI Tax

Glorious Pie Limited is subjected to British Virgin Island (BVI) tax law. The Management of Glorious Pie Limited determined that the company did not operate in BVI and therefore is not subject to BVI tax. Therefore, Glorious Pie Limited did not incur any BVI tax during the year/period presented.

Hong Kong Tax

Earn Bright Development Limited has not been carrying out any business activity in Hong Kong and Earn Bright Development Limited is not subjected to Hong Kong profit tax as there is no assessable profit for the year ended December 31, 2009.

PRC Tax

PRC’s legislative body, the National People’s Congress, adopted the unified Enterprise Income Tax (“EIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new rate over a five year period beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

The Earn Bright Development Limited is subjected to PRC tax law. The Management of Earn Bright Limited considered that the Company did operate in PRC and is subject to PRC tax since 2 January 2009. As all the business is operated through Earn Bright Development Limited, under the Mainland and Hong Kong Closer Economic Partnership Arrangement (CEPA), the Company is entitled to 5% of business tax and 7% of profit tax.

F-20

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

14.      INCOME TAXES (CONTINUED)

Income tax at applicable tax rates of 5% of business tax and 7% of profit tax:

	Three months	Three months
	ended	ended
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
	$	$
Tax for the period at the statutory tax rate of applicable in jurisdictions:
- Business tax at 5% of turnover	8,935	-
- Profit tax at 7% of profit	1,308	-

Income tax	10,243	-

	Six months	Six months
	Ended	ended
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
	$	$
Tax for the period at the statutory tax rate of applicable in jurisdictions:
- Business tax at 5% of turnover	29,476	-
- Profit tax at 7% of profit	19,190	-

Income tax	48,666	-

Tax payable in the balance sheet represents:

	As of	As of
	December 31,	June 30,
	2009	2009
	(unaudited)	(audited)
	$	$
Tax at the statutory tax rate of applicable in jurisdictions:
jurisdictions:
- Business tax at 5% of turnover	29,476	38,737
- Profit tax at 7% of profit	19,190	33,319

	48,666	72,056
Balance brought forward	72,303	-
Foreign exchange translation	(110)	247

Tax payable	120,859	72,303

F-21

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

14.       INCOME TAXES (CONTINUED)

The deferred tax asset and liability has not been recognized because no valuation allowance to be established for the period ended December 31, 2009 and December 31, 2008.

15.       COMMITMENTS AND CONTINGENCIES

There are no foreseeable commitments or contingencies for the period ended December 31, 2009.

16.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued EITF 08-1, “Revenue Arrangements with Multiple Deliverables”, which is also known as Accounting Standards Update (ASU) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (ASU 2009-13). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. ASU 2009-13 significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company is currently evaluating the impact this update will have on our consolidated financial statements.

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 09-3, “Applicability of AICPA Statement of Position 97-2 to Certain Arrangements That Contain Software Elements”, as codified in FASB Accounting Standards Update (ASU) 985. ASU 985 amends the scope of AICPA Statement of Position 97-2, Software Revenue Recognition to exclude tangible products that include software and non-software components that function together to deliver the product’s essential functionality. This Issue shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted, provided that the guidance is retroactively applied at the beginning of the year of adoption. The Company is currently evaluating the potential impact of ASU 985 on the Company’s results of operations or financial condition.

F-22

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

16.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162. The Codification will become the source of authoritative U.S. generally accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009 (our quarter ended September 30, 2009).  We are currently unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R).  This statement is a revision to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This statement is a revision to Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

F-23

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

16.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events.”  This Statement sets forth: 1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  This Statement is effective for interim and annual periods ending after September 15, 2009.  The Group adopted this Statement in the quarter ended September 30, 2009. This Statement did not impact the consolidated financial results.

In May 2008, the FASB issued SFAS No 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”), SFAS 163 is intended to correct the inconsistencies in the recognition and measurement of claim liabilities by insurance enterprises.  This SFAS 163 statement requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  This will result in increasing comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  The provisions of SFAS 163 are effective for fiscal years beginning after December 15, 2008. The Group does not expect that the adoption will have a material impact on the Group’s consolidated financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Group Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  We do not currently expect the adoption of SFAS 162 to have a material effect on our consolidated results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (‘APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our consolidated results of operations and financial condition.

F-24

CHINA GREEN, INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)
(Stated in US dollars)

17.      COMPARATIVE FIGURES

Certain comparative figures of last year have been reclassified to confirm with current’s year presentation.

F-25

CHINA GREEN, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

CHINA GREEN, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS
Page(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME	F-3

CONSOLIDATED BALANCE SHEETS	F-4

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-5

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	F- 6-7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-8-F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of China Green, Inc.

We have audited the accompanying consolidated balance sheets of China Green, Inc. (the “Company”) and its subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended June 30, 2009 and 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 2009 and 2008 and the results of their operations and their cash flows for the year ended June 30, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong
October 13, 2009

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$

Service income	11,676,141	9,282,281

Cost of services	(5,416,156)	(3,942,076)

Gross profit	6,259,985	5,340,205

General and administrative expenses	(106,087)	(28,611)

Income before taxation	6,153,898	5,311,594

Income tax	(72,056)	-

Net income	6,081,842	5,311,594

Other comprehensive income - Foreign currency translation adjustments	46,766	698,890

Total comprehensive income	6,128,608	6,010,484

Net income per share – basic and diluted	0.58	0.51

Weighted average number of shares outstanding during the year – basic and diluted	10,455,000	10,455,000

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND 2008
(Stated in US dollars)

	As of	As of
	June 30,	June 30,
	2009	2008
ASSETS	$	$
Current assets
Cash and cash equivalents	849,457	364,485
Accounts receivables	5,036,977	4,275,736
Deposit paid for labor services	2,028,713	77,837
Deposit for contract procurements	1,413,879	-
Deposit paid for hotel investment negotiation	1,025,677	291,588

Total current assets	10,354,703	5,009,646

Plant and equipment, net	1,083,011	1,593,601

TOTAL ASSETS	11,437,714	6,603,247

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	64,499	-
Amount due to a shareholder	23,899	-
Accrued expenses	10,411	-
Tax payable	72,303	-

TOTAL LIABILITIES	171,112	-

STOCKHOLDERS’ EQUITY
Preferred stock ($0.00001 par value, 100,000,000 share	-	-
shares authorized, none issued and outstanding)
Common Stock ($0.00001 par value, 500,000,000 shares;	105	105
shares authorized, 10,455,500 shares issued and outstanding)

Accumulated other comprehensive income	836,560	789,794
Retained earnings	10,429,937	5,813,348

	11,266,602	6,603,247

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY
	11,437,714	6,603,247

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
Cash flows from operating activities	$	$
Net income before taxation	6,153,898	5,311,594
Depreciation	527,909	497,585
Increase in accounts receivables	(737,263)	(1,332,143)
Increase in deposit paid for labor service	(3,360,155)	(34,470)
Increase in deposit paid for hotel investment negotiation	(730,120)	(276,434)
Increase in accrued expenses	10,411	-
Increase in amount due to a shareholder	23,870	-
Increase / (decrease) in amount due to a director	64,278	(898,411)

Net cash from operating activities	1,952,828	3,267,721

Cash flows from investment activities
Investment in a subsidiary	-	(100)
Purchase of plant and equipment	(11,098)	(90,145)

Net cash used in investment activities	(11,098)	(90,245)

Cash flows from financing activities
Proceeds from issuance of common stock	-	105
Repayment of short-term loan	-	(218,694)
Dividend paid	(1,460,240)	(2,958,887)

Net cash used in financing activities	(1,460,240)	(3,177,476)

Net increase in cash and cash equivalents	481,490	-
Effect of foreign currency translation on cash and
cash equivalents	3,482	36,056
Cash and cash equivalents - beginning of year	364,485	328,429

Cash and cash equivalents - end of year	849,457	364,485

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AS OF JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
Cash flows from operating activities	$	$
Net income before taxation	6,153,898	5,311,594
Depreciation	527,909	497,585
Increase in accounts receivables	(737,263)	(1,332,143)
Increase in deposit paid for labor service	(3,360,155)	(34,470)
Increase in deposit paid for hotel investment negotiation	(730,120)	(276,434)
Increase in accrued expenses	10,411	-
Increase in amount due to a shareholder	23,870	-
Increase / (decrease) in amount due to a director	64,278	(898,411)

Net cash from operating activities	1,952,828	3,267,721

Cash flows from investment activities
Investment in a subsidiary	-	(100)
Purchase of plant and equipment	(11,098)	(90,145)

Net cash used in investment activities	(11,098)	(90,245)

Cash flows from financing activities
Proceeds from issuance of common stock	-	105
Repayment of short-term loan	-	(218,694)
Dividend paid	(1,460,240)	(2,958,887)

Net cash used in financing activities	(1,460,240)	(3,177,476)

Net increase in cash and cash equivalents	481,490	-
Effect of foreign currency translation on cash and
cash equivalents	3,482	36,056
Cash and cash equivalents - beginning of year	364,485	328,429

Cash and cash equivalents - end of year	849,457	364,485

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AS OF JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Common Stock		Accumulated other comprehensive	Retained
	Shares	Amount($)	income($)	earnings($)	Total($)

Balance, July 1, 2007	100,000	1	-	-	1
Share issued for takeover a subsidiary	10,355,000	104	-	-	104
Retained earnings contributed from a subsidiary	-	-	-	3,622,843	3,622,843
Net income	-	-	-	5,311,594	5,311,594
Accumulated other comprehensive income contributed from a subsidiary	-	-	90,904	-	90,904
Foreign currency translation adjustment	-	-	698,890	-	698,890

	10,455,000	105	789,794	8,934,437	9,724,336
Dividend paid	-	-	-	(3,121,089)	(3,121,089)

Balance, June 30, 2008	10,455,000	105	789,794	5,813,348	6,603,247
Balance, July 1, 2008	10,455,000	105	789,794	5,813,348	6,603,247
Net income	-	-	-	6,081,842	6,081,842
Foreign currency translation adjustment	-	-	46,766	-	46,766

	10,455,000	105	836,560	11,895,190	12,731,855
Dividend paid	-	-	-	(1,465,253)	(1,465,253)

Balance, June 30, 2009	10,455,000	105	836,560	10,429,937	11,266,602

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

China Green Group (the “Group”) consists of China Green, Inc. (the “China Green” or the “Company”), Glorious Pie Limited (the “Glorious Pie”) and Earn Bright Development Limited (the “Earn Bright”).  China Green, Inc. was incorporated in the State of Delaware on July 11, 2008. Glorious Pie Limited was incorporated in the British Virgin Islands on 12 June, 2006, under the International Business Companies Act, British Virgin Islands.  Earn Bright Development Limited, a wholly owned subsidiary of Glorious Pie, was incorporated in Hong Kong on December 17, 2008.

On August 13, 2009, the Company closed a share exchange and stock purchase transaction by issuing 10,355,000 shares of its common stock in exchange for 100% of the outstanding common stock of Glorious Pie.  This transaction was accounted for as a reverse acquisition and resulted in Glorious Pie becoming the accounting acquirer, whereby the historical financial statements of China Green have become those of Glorious Pie.

In conjunction with the merger and recapitalization of Glorious Pie, Glorious Pie’s 100 issued and outstanding common stock were reclassified into common stock of China Green.

The Group is engaged in developing its model in the areas of hospitality facilities and large scale landscape architecture and engineering.  The group is specialized on providing greenery services to greenery construction projects in China, including, but not limited to, design advice, trading and quality control service of seed, provision of seedling and performance arrangement of greenery engineering and plantation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)     Basis of presentation and consolidation

The accompanying consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America for consolidated financial information.

The consolidated financial statements are prepared on the basis with assumption the reverse merger was undergone at the beginning of July 1, 2007.  The historical consolidated financial statements of the Company will be those of China Green, Inc. and of the consolidated entities from the July 1, 2007, the date of merger, and subsequent.

The consolidated financial statements for the Company for the year ended June 30, 2009 and 2008, include the financial statements of China Green, Inc., its 100% owned subsidiary, Glorious Pie Limited, and its wholly owned subsidiary, Earn Bright Development Limited.  Intercompany transactions and balances are eliminated in consolidation.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a)     Basis of presentation and consolidation (continued)

In connection with the reverse acquisition and recapitalization, all share and per share amounts will be retroactively restated.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the year ended June 30, 2009 and 2008 have been made.  Results for the year ended June 30, 2009 and 2008 presented are not necessarily indicative of the results that might be expected for the entire fiscal year.  These financial statements should be read in conjunction with the consolidated financial statements and the notes included in the 2008 and 2009 annual report filed with the Securities and Exchange Commission.

As of June 30, 2009, the particulars of the subsidiaries are as follows:

Name of company	Place of incorporation	Date of incorporation	Attributable equity interest	Issued capital

Glorious Pie Limited	British Virgin Islands	June 12, 2006	100%	US$100

Earn Bright Development Limited	Hong Kong	December 17, 2008	100%	US$0.128 (HK$1)

b)     Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

c)     Cash and Cash Equivalents

The Group considers all cash and other highly liquid investments with initial maturities of year or less to be cash equivalents.  As of June 30, 2009 and 2008, there were cash and cash equivalents of $849,457 and $364,485 respectively.

d)     Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts.  The Group recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

e)  Accounting for the Impairment of Long-Lived Assets

The Group adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Group yearically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Group believes that, as of June 30, 2009 and 2008, there were no significant impairments of its long-lived assets.

f)  Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Equipment and machinery	5 years
Furniture & fixtures	5 years

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f)  Plant and Equipment (continued)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Management considers that we have no residual value for plant and equipment.

g)  Fair value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet.  The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

The carrying values of the financial instruments, including cash and cash equivalents, accounts and other receivables, approximate their fair values due to the short-term maturity of such instruments.  The carrying amounts of borrowings approximate their fair values because the applicable interest rates approximate current market rates.

h)  Foreign Currency Translation

The Group maintains its financial statements in the functional currency.  The functional currency of the Group is the Renminbi (RMB).  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective years.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2009	2008
Month end RMB : US$ exchange rate	6.825	6.859
Average year RMB : US$ exchange rate	6.848	7.235

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

h)  Foreign Currency Translation (continued)

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

i)  Revenue Recognition

The Group revenue is generated from providing services in two aspects as follows:

(i)	Designing and consultancy services in hotel facilities; and
(ii)	Resource-efficient engineering business in greenery projects.

The revenue recognized by the Group is based on the Design and Consultancy agreement between the Group and the hotel where the Group has provided the design, consultancy to the hotel and even with certain fixtures and assets provided to that hotel and hence share a certain percentage of gross revenue generated by the hotel facilities for certain years as the consideration.

Revenue from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date to estimated total cost for each contract.  The Group would regularly and frequently reviews the estimated contract cost on each project being accepted and not yet finished to ensure the contract cost estimate is measured with the best knowledge of the personnel involved.

j)  Cost of revenue

Regarding the design and consultancy services to the hotel facilities, the respective cost of revenue includes the consultancy expenses in professional staff involved and the design and consultancy fee with other third-party experts, and also the depreciation expenses on those fixtures and movable assets being placed with the hotel by the Group.

Regarding the trading of seeding and provision of greenery engineering projects, the respective cost of revenue consists primarily of material costs, labour cost, subcontracting expenses, and related expenses, which are directly attributable to the greenery construction projects.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

k)  Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income in the year that includes the enactment date.

The China Green accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The China Green adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The China Green consider many factors when evaluating and estimating our tax positions and tax benefits, which may require yearic adjustments.  At June 30, 2009, the China Green did not record any liabilities for uncertain tax position.

l)  Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", requires companies to classify items of other comprehensive income in a financial statement.  Comprehensive income is defined as the change in equity of a business enterprise during a year from transactions and other events and circumstances from non-owner sources.  The Group's comprehensive net income is equal to its net income for all years presented.  The Group’s current component of other comprehensive income is the foreign currency translation adjustment.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

m)  Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

n)   Segment reporting

The Group uses the “management approach” in determining reportable operating segments.  The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. Management, including the chief operating decision maker, reviews monthly operating results derived from two types of services and therefore the Group has determined that the Group has two operating segments as defined by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

o)  Earnings per share

The Group reports basic earnings per share in accordance with SFAS 128, “Earnings Per Share.” Basic earnings (loss) per share are computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the year.  At June 30, 2009, the Group had no common stock equivalents that could potentially dilute future earnings per share.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
	$	$

Cash at bank	458,729	-
Cash on hand	390,728	364,485

	849,457	364,485

4.	ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
	$	$
Accounts receivables related to:

Hotel facilities	522,113	210,566
Greenery construction projects	3,909,385	3,013,869
Greenery maintenance projects	605,479	1,051,301

	5,036,977	4,275,736

At the balance sheet date, most of the accounts receivables were related to greenery construction projects and their credit year is usually ranged from 90 days to 180 days.

5.	DEPOSIT PAID FOR CONTRACT PROCUREMENTS

Main contractors require the company to put escort money during negotiation of contract.  Once the contract is successfully bade, the escort money will be kept by the contractors until the contract has been completed. If the bid is fail, the escort money will be refunded immediately.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(STATED IN US DOLLARS)

6.	DEPOSIT PAID FOR HOTEL INVESTMENT NEGOTIATION

The Group has placed the following amount of deposit being held in escrow by the counter-party for the negotiation for acquiring certain equity interest of the hotel facilities located hereunder as at June 30, 2009 and 2008 which gives comfort to the negotiating party that the Group shows its financial strength and capability to get the acquisition closed if the acquisition deal is reached:

	As of	As of
	June 30,	June 30,
Deposit for hotel investment negotiation	2009	2008
	$	$
Location:
(1) Dongguan City, Changan Town,
Xin Min Administration Region,	293,051	291,588
Jianan Road Section

(2) Chang An Di Ying Hotel
Dongguan City, Changan Town,
Zhenan Road and Xiabian Road Section	293,051	-

(3) Jin Ye Hotel
Guangzhou City, Huan Shi Dong Road,
Section No. 422	439,575	-

	1,025,677	291,588

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

7.	PLANT AND EQUIPMENT, NET

Plant and equipment and being part of hotel facilities and consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
At cost	$	$
Balance at beginning of year	2,624,306	2,279,023
Acquisition during the year	11,136	90,145
Exchange difference	13,167	255,138

Balance at end of year	2,648,609	2,624,306

Less: Accumulated depreciation
Balance at beginning of year	1,030,705	455,805
Charge for the year	527,909	497,585
Exchange difference	6,984	77,315

Balance at end of year	1,565,598	1,030,705

Net book value
As at June 30, 2009 and 2008	1,083,011	1,593,601

Management considers that there are no residual value for plant and equipment.

8.	AMOUNT DUE TO A DIRECTOR / SHAREHOLDER

The amounts represent unsecured, interest free and have no fixed repayment terms.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

9.	STOCKHOLDERS’ EQUITY

On the date of inception, the China Green, Inc. issued its President and Director 100,000 shares of common stock at par value USD0.00001 as the founder shares as compensation for the services that he rendered in connection with the Company’s incorporation.

On the date of merger, China Green, Inc. acquired all of the issued and outstanding common stock of Glorious Pie Limited by issuing 10,355,000 common shares at par value USD0.00001 to the Glorious Pie Limited shareholder under a Share Exchange and Stock Purchase Agreement with Glorious Pie Limited.

   Stockholders’ equity is as follows:
	Common Stock
	Shares	Amount($)
			Total($)
As of date of Inception	100,000	1	1
Share issued for takeover a subsidiary	10,355,000	104	104

As of June 30, 2009 and 2008	10,455,000	105	105

As of June 30, 2009, the Company has 500,000,000 shares of common stock authorized and 10,455,000 shares of common stock issued and outstanding.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

10.	BUSINESS SEGMENT

The Group is engaged in provision of designing and consultancy services in hotel facilities and also involved in provision of engineering services to greenery construction projects, which include, but is not limited to, provision of seedling and skillful workers to those construction projects.

Segment information is disclosed in accordance to FAS 131, “Disclosures about Segments of an Enterprise and Related Information” as below:

	Greenery		Greenery
	Construction Project		Maintenance Works		Hotel Facilities		Total

	Year ended		Year ended		Year ended		Year ended
	Jun 30,		Jun 30,		Jun 30,		Jun 30,
	2009	2008	2009	2008	2009	2008	2009	2008
	$	$	$	$	$	$	$	$
Revenue from
external customers	6,355,401	4,420,439	2,413,630	2,029,751	2,907,110	2,832,091	11,676,141	9,282,281

Gross profit	2,554,433	1,561,541	1,384,761	1, 444,158	2,320,791	2,334,506	6,259,985	5,340,205

	As of		As of		As of		As of
	Jun 30,		Jun 30,		Jun 30,		Jun 30,
	2009	2008	2009	2008	2009	2008	2009	2008
	$	$	$	$	$	$	$	$
Segment non-
current assets	-	-	-	-	1,083,011	1,593,601	1,083,011	1,593,601

Segment current assets
(excluding cash and
cash equivalents)	6,825,404	2,800,114	1,132,052	1,051,305	1,547,790	793,742	9,505,246	4,645,161

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

11.	COST OF SERVICES

Details of cost of services are summarized as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$

Depreciation	527,909	497,585
Repair and maintenance	58,410	-
Sub-contracting charges	1,640,308	1,046,151
Material cost	2,769,008	2,132,713
Professionals and related costs	39,208	-
Other construction costs	381,313	265,627

	5,416,156	3,942,076

12.	GENERAL AND ADMINISTRATIVE EXPENSES

Details of general and administrative expenses are summarized as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$

Audit fee	16,500	-
Computer expenses	3,780	3,456
Electricity and water	1,506	-
Filing fee	2,605	968
Legal and professional fee	48,426	-
Preliminary expenses	-	2,764
Sundry expenses	6,967	-
Travelling	5,672	2,764
Telephone	3,108	2,073
Wages and salaries	17,523	16,586

	106,087	28,611

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

13.	INCOME TAXES

The enterprise income tax is reported on a separate entity basis.

United States Tax

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The China Green has a net operating loss carry forward at June 30, 2009 for tax purposes totaling $24,281, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of	As of
	June 30,	June 30,
	2009	2008
	$	$
Gross deferred tax assets:
Net operating loss carry forwards	8,255	-

Total deferred tax assets	8,255	-
Less: valuation allowance	(8,255)	-

Net deferred tax asset recorded	-	-

The valuation allowance at June 30, 2008 was $Nil. The net change in valuation allowance during the year ended June 30, 2009, was an increase of $8,255.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2009.

The actual tax benefit differs from the expected tax benefit for the year ended June 30, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

13.	INCOME TAXES (CONTINUED)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$
Expected tax expense (benefit) – Federal	(8,255)	-
Change in valuation allowance	8,255	-

Actual tax expense (benefit)	-	-

BVI Tax

Glorious Pie Limited is subjected to British Virgin Island (BVI) tax law. The Management of Glorious Pie Limited determined that the company did not operate in BVI and therefore is not subject to BVI tax. Therefore, Glorious Pie Limited did not incur any BVI tax during the years presented.

Hong Kong Tax

Earn Bright Development Limited has not been carrying out any business activity in Hong Kong and Earn Bright Development Limited is not subjected to Hong Kong profit tax as there is no assessable profit for the year ended June 30, 2009.

PRC Tax

PRC’s legislative body, the National People’s Congress, adopted the unified Enterprise Income Tax (“EIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rate is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there will be a transition year for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new rate over a five year beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

The Earn Bright Development Limited is subjected to PRC tax law. The Management of Earn Bright Limited considered that the Company did operate in PRC and is subject to PRC tax since 2 January 2009. As all the business is operated through Earn Bright Development Limited, under the Mainland and Hong Kong Closer Economic Partnership Arrangement (CEPA), the Company is entitled to 5% of business tax and 7% of profit tax.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

13.	INCOME TAXES (CONTINUED)

Income tax at applicable tax rates of 5% of business tax and 7% of profit tax:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$

Turnover from January 2, 2009 to June 30, 2009	6,122,205	-
Deductable greenery consultancy turnover	(4,830,984)	-
Deductable hotel consultancy turnover	(516,488)	-

Chargeable turnover under business tax	774,733	-

Income before tax from January 2, 2009 to June 30, 2009	3,044,143	-
Deductible greenery consultancy income	(2,092,570)	-
Deductable hotel consultancy income	(516,489)	-
General and administrative expense	40,902	-

Chargeable profit under profit tax	475,986	-

Tax for the period from January 2, 2009 to June 30, 2009 at the statutory tax rate of applicable in jurisdictions:
- Business tax at 5% of turnover	38,737	-
- Profit tax at 7% of profit	33,319	-

Income tax	72,056	-

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

13.	INCOME TAXES (CONTINUED)

Tax payable in the balance sheet represents:
	As of	As of
	June 30,	June 30,
	2009	2008
	$	$

Tax for the period from January 1, 2009 to June 30, 2009 at the statutory tax rate of applicable in jurisdictions:
- Business tax at 5% of turnover	38,737	-
- Profit tax at 7% of profit	33,319	-

	72,056	-
Balance brought forward	-	-
Foreign exchange translation	247	-

Tax payable	72,303	-

The deferred tax asset and liability has not been recognized because no valuation allowance to be established for the year ended June 30, 2009.

14.	COMMITMENTS AND CONTINGENCIES

There is no foreseeable commitments or contingencies for the year ended June 30, 2009.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

15.	SIGNIFICANT CONCENTRATIONS

Customers and credit concentrations

The Group’s revenue derived from major customers for the year ended June 30, 2009 and 2008 are as follows:

		2009		2008
	Note	$	%	$	%

Dongguan Carnival City Hotel	15a	2,907,038	25	2,832,091	30

Note 15a:

The Group has a Design and Consultancy Agreement with the above hotel in June 19, 2006 with a tenure of seven years, with sharing of 35% of its gross revenue which attributes to all the segmental revenue derived from its Hotel design and Consultancy Agreement. The Group is now negotiating with other hotels for potential business opportunities to further diversify this risk of overconcentration in one hotel.

Dongguan City Xin Yue An Garden Greenery Co. Limited	15b	1,336,778	11	1,265,937	14
Dongguan City Bi Man Yuan Garden Greenery Engineering Co. Limited	15b	393,740	3	1,141,242	12
Dongguan City Lu Yi Garden Greenery Engineering Co. Limited	15b	222,275	2	834,377	9
Changan Town Construction Engineering Limited		-	-	645,860	7
Dongguan City Jia Ye Garden Greenery Engineering Limited	15b	183,668	2	624,109	7
Dongguan City Urban District Garden Greenery Engineering Limited		-	-	571,285	6
Dongguan City Garden Greenery Engineering Limited	15b	1,076,926	9	1,367,380	15
Henam District Huanghe River Garden Greenery Engineering Co. Ltd	15b	1,931,576	17	-	-
Mu Dan Jiang City Civil Engineering Contruction Co. Limited	15b	3,624,140	31	-	-

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

15.	SIGNIFICANT CONCENTRATIONS (CONTINUED)

Note 15b:
The whole list of top customers on greenery construction projects and seed trading has provided the Group with 9 contracts with an aggregate Contract Revenue of RMB60,051,992 (US$8,769,103) for year ended June 30, 2009. The Group has considered there is no single customer being dominant in the provision for such revenue to the Group and the Group would continue to diversify its greenery projects source from any other sources to mitigate any possible overconcentration risk in certain customers.

	11,676,141	100	9,282,281	100

16.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162. The Codification will become the source of authoritative U.S. generally accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.  This statement is effective for financial statements issued for interim and annual years ending after June 15, 2009 (our year ended June 30, 2009).  We are currently unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R).  This statement is a revision to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

16.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This statement is a revision to Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events.”  This Statement sets forth: 1) the year after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  This Statement is effective for interim and annual years ending after June 15, 2009.  The Group adopted this Statement in the year ended June 30, 2009. This Statement did not impact the consolidated financial results.

In May 2008, the FASB issued SFAS No 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”), SFAS 163 is intended to correct the inconsistencies in the recognition and measurement of claim liabilities by insurance enterprises.  This SFAS 163 statement requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  This will result in increasing comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises.  The provisions of SFAS 163 are effective for fiscal years beginning after December 15, 2008. The Group does not expect that the adoption will have a material impact on the Group’s consolidated financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Group Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  We do not currently expect the adoption of SFAS 162 to have a material effect on our consolidated results of operations and financial condition.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

16.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2008, the FASB issued FSP Accounting Principles Board (‘APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our consolidated results of operations and financial condition.

In March 2008, the FASB issued SFAS No.161, “Disclosures about Derivative Instruments and Hedging Activities” (‘SFAS 161”).  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  The provisions of SFAS 161 are effective for the quarter ending February 28, 2009.  The Group does not expect that the adoption will have a material impact on the Group’s consolidated financial position or results of operations.

In February 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” FSP FAS 157-2 delayed the effective date of SFAS No. 157 “Fair Value Measurements” from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of the provisions of SFAS No. 157 related to nonfinancial assets and nonfinancial liabilities on January 1, 2009 did not have a material impact on the Consolidated Financial Statements. See Note 3, “Fair Value,” on pages 10 and 11 for SFAS No. 157 disclosures.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent (previously referred to as minority interests), and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements.  It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value.  Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners as components of equity.  It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements are applied prospectively.  The Group is currently evaluating the impact of SFAS 160 on the Group’s consolidated financial statements.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

16.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred.  SFAS 141(R) is effective for fiscal years beginning after December 15, 2008.  The Group will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on the Group’s consolidated financial statements.

1,000,000 SHARES OF COMMON STOCK

CHINA GREEN, INC.

PROSPECTUS

GRANDVIEW CAPITAL, INC.

Until             , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealers, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of this prospectus.

-46A-

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2010

1,337,252 SHARES OF COMMON STOCK

CHINA GREEN, INC.

PROSPECTUS

This prospectus relates to the resale by the selling stockholders of up to 1,337,252 shares of our common stock, par value $0.00001 par value, by the existing holders of securities named in this prospectus, referred to as selling stockholders throughout this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We are applying for the listing of our common stock on the NASDAQ Capital Market. We propose to obtain the trading symbol “CHGN”.  The distribution of securities offered hereby may be effected in one of more transactions that may take place in the NASDAQ Capital Market, including ordinary brokers’ transactions privately negotiated transactions or through sale, to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by selling security holders.

The selling security holders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and our profits realized or commissions received may be deemed underwriting commissions.  In addition, we have agreed to indemnify the selling security holders against certain liabilities under the Securities Act.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 6.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2010

-47A-

[RESALE PROSPECTUS ALTERNATE PAGE]

CHINA GREEN, INC.
TABLE OF CONTENTS

Page
Prospectus Summary	1
Summary Financial Data	4
Risk Factors	6
Cautionary Statement Regarding Forward-Looking Statements
Use of Proceeds	49A
Dividend Policy	14
Market for Common Equity and Related Stockholder Matters	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Description of Business	15
Management	23
Certain Relationships and Related Transactions	31
Description of Securities	34
Selling Stockholders	49A
Plan of Distribution	58A
Legal Matters	59A
Experts	59A
Additional Information	59A
Index to Financial Statements	F-1
Part II Information Not Required in the Prospectus	60A
Signatures	65A

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

-48A-

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	1,337,252 shares (1)
Common stock outstanding	6,514,750 shares (2)
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

(1)	Includes 70,000 shares of common stock issuable upon exercise of the underwriter’s warrants.
(2)	Does not include any shares of common stock issuable upon exercise of the underwriter’s warrants.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;
•	the percentage owned by each stockholder prior to completion of the offering;
•	the total number of shares that are to be offered for each stockholder;
•	the total number of shares that will be owned by each stockholder upon completion of the offering; and
•	the percentage owned by each stockholder upon completion of the offering.

Except as indicated in the footnotes to the table below, each of the selling stockholders acquired the shares in the private placement:

Name	Shares Beneficially Owned prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Shares to be Offered for Sale hereby	Number of Shares of Common Stock Beneficailly Owned after Completion of the Offering	Percent Beneficially Owned after Offering
Sin Charn Tsuen	6,250	*	6,250	0	0%
Yip Sze Na	1,250	*	1,250	0	0%
Guan Liang	500	*	500	0	0%
Frankie Fong ar-tak	500	*	500	0	0%
Wenjing Xia	500	*	500	0	0%
Fei Yin	500	*	500	0	0%
Wenguang Lin	500	*	500	0	0%
Weiguo Wang	6,250	*	6,250	0	0%
Tam Mei Wa	500	*	500	0	0%
Sin Wing Ngor, Doris	500	*	500	0	0%
Lei Cao	500	*	500	0	0%
Shuchen Li	500	*	500	0	0%
Meng Hua	500	*	500	0	0%
Tang Siu Ying	500	*	500	0	0%
Fong Kit Yin	500	*	500	0	0%
Chiu Chui Yee, Jessie	6,250	*	6,250	0	0%
Koo Shuk Kwan	500	*	500	0	0%
Raymond Choi Chi Chung	500	*	500	0	0%
Mak Hin Chor	500	*	500	0	0%
Loh Wai Ying, Cystal	500	*	500	0	0%
Hui Yiu Siu Chun	500	*	500	0	0%

-49A-

Lau Hau Ling	500	*	500	0	0%
Ma Ah Mok	500	*	500	0	0%
Wong Chau Nu, Rosa	500	*	500	0	0%
Chan Ka Pun	500	*	500	0	0%
Leung Hon Wing	500	*	500	0	0%
Hung Wai Shing	500	*	500	0	0%
Zhenyun Gu	500	*	500	0	0%
Minluo Su	500	*	500	0	0%
Hao Shen	500	*	500	0	0%
Weiqi Wu	500	*	500	0	0%
Xuhua Yang	500	*	500	0	0%
Weibin Huang	500	*	500	0	0%
Mingyu Li	500	*	500	0	0%
Kunhua Huang	500	*	500	0	0%
Xinyi Ju	500	*	500	0	0%
Changshun Peng	500	*	500	0	0%
Wuyue Yang	500	*	500	0	0%
Tingting He	500	*	500	0	0%
Hongcheng Min	500	*	500	0	0%
Baozhu Feng	500	*	500	0	0%
Jianrong Liang	500	*	500	0	0%
Xinfu Huang	500	*	500	0	0%
Yanan Zhang	500	*	500	0	0%
Bolan He	500	*	500	0	0%
Zhaoqin Zhang	500	*	500	0	0%
Fang Han	500	*	500	0	0%
Meiling Xiang	500	*	500	0	0%
Jianguo Li	500	*	500	0	0%
Caijin He	500	*	500	0	0%

-50A-

Huiqin Su	500	*	500	0	0%
Suoyin Sun	500	*	500	0	0%
Xiangxin Guo	500	*	500	0	0%
Quan Huang	500	*	500	0	0%
Congshan Wu	500	*	500	0	0%
Xiangling Ding	500	*	500	0	0%
Ting Xu	500	*	500	0	0%
Baoguang Cai	500	*	500	0	0%
Huiping Chen	500	*	500	0	0%
Zhiming Lu	500	*	500	0	0%
Bin Li	500	*	500	0	0%
Weishao Huang	500	*	500	0	0%
Dujie Li	500	*	500	0	0%
Deyong Zhang	500	*	500	0	0%
Guangliang Su	500	*	500	0	0%
Qingxin Liao	500	*	500	0	0%
Yijun Huang	500	*	500	0	0%
Canqin Li	500	*	500	0	0%
Linqing Mai	500	*	500	0	0%
Weichao Mo	500	*	500	0	0%
Pingkun Zeng	500	*	500	0	0%
Jianming Liao	500	*	500	0	0%
Shuiping Zhang	500	*	500	0	0%
Chuanlu Chen	500	*	500	0	0%
Jianping Ye	500	*	500	0	0%
Jin Peng	500	*	500	0	0%
Deren Long	500	*	500	0	0%
Zewu Zhou	500	*	500	0	0%
Wenjun Yang	500	*	500	0	0%
Yong Yang	500	*	500	0	0%
Yong Cao	500	*	500	0	0%
Renwei Li	500	*	500	0	0%
Qibin Cai	500	*	500	0	0%
Zhenghua Zhang	500	*	500	0	0%
Hantian Huang	500	*	500	0	0%
Jingquan Huang	500	*	500	0	0%
Tao Zhang	500	*	500	0	0%
Yiqiang Tan	500	*	500	0	0%

-51A-

Kun Huang	500	*	500	0	0%
Riguang Deng	500	*	500	0	0%
Guoxiong Li	500	*	500	0	0%
Xuhua Li	500	*	500	0	0%
Suoyin Sun	500	*	500	0	0%
Guihong Tan	500	*	500	0	0%
Yongping Lin	500	*	500	0	0%
Boshan He	500	*	500	0	0%
Jining Dong	500	*	500	0	0%
Qifu Lu	500	*	500	0	0%
Taiguang Liang	500	*	500	0	0%
Yong Luo	500	*	500	0	0%
Yunhui Lai	500	*	500	0	0%
Wenjun Long	500	*	500	0	0%
Zejiang He	500	*	500	0	0%
Qiaoying Yu	500	*	500	0	0%
Fujun Guo	500	*	500	0	0%
Hai Luo	500	*	500	0	0%
Lianfei Fu	500	*	500	0	0%
Dexiang Tan	500	*	500	0	0%
Yuesheng Xiaozheng	500	*	500	0	0%
Yuanyong Huang	500	*	500	0	0%
Ling Yang	500	*	500	0	0%
Xiaoying Zhang	500	*	500	0	0%
Dali Zeng	500	*	500	0	0%
Jieru Lin	500	*	500	0	0%
Yinhuan Chen	500	*	500	0	0%
Ruian Li	500	*	500	0	0%
Jinming Sun	500	*	500	0	0%
Changshun Peng	500	*	500	0	0%
Xiang Ding	500	*	500	0	0%
Yan Liu	500	*	500	0	0%
Xiaokang Cai	500	*	500	0	0%
Yongheng Chen	500	*	500	0	0%
Jianwei Dong	500	*	500	0	0%
Chengyun Liu	500	*	500	0	0%
Tingting Ge	500	*	500	0	0%
Liying Liang	500	*	500	0	0%

-52A-

Caiying He	500	*	500	0	0%
Yan Zeng	500	*	500	0	0%
Xiaocui Liang	500	*	500	0	0%
Qing Liang	500	*	500	0	0%
Hongyan Wang	500	*	500	0	0%
Jianxin Huang	500	*	500	0	0%
Yifa Qin	500	*	500	0	0%
Yingxin Qin	500	*	500	0	0%
Zhenyou Liang	500	*	500	0	0%
Meifang He	500	*	500	0	0%
Qingrong Lin	500	*	500	0	0%
Zhaobo Du	500	*	500	0	0%
Feng Gao	500	*	500	0	0%
Yueyang Peng	500	*	500	0	0%
Feng Tian	500	*	500	0	0%
Jiao Chen	500	*	500	0	0%
Qinghai Zhan	500	*	500	0	0%
Hanmei Zhang	500	*	500	0	0%
Hui Gong	500	*	500	0	0%
Tingting Pu	500	*	500	0	0%
Meijuan Chen	500	*	500	0	0%
Yuping Lu	500	*	500	0	0%
Chunyan Wu	500	*	500	0	0%
Xiufeng Yang	500	*	500	0	0%
Kun’e Zhang	500	*	500	0	0%
Feimei Yu	500	*	500	0	0%
Shaofeng Du	500	*	500	0	0%
Zhi Yang	500	*	500	0	0%
Tieqiu Yan	500	*	500	0	0%
Shihong Tang	500	*	500	0	0%
Yao Li	500	*	500	0	0%
Yang Fu	500	*	500	0	0%
Liuqing Yang	500	*	500	0	0%
Weitao Wang	500	*	500	0	0%
Changkun Li	500	*	500	0	0%
Gang Chen	500	*	500	0	0%
Wanbing Li	500	*	500	0	0%
Jinsheng Liang	500	*	500	0	0%

-53A-

Daqiang Yan	500	*	500	0	0%
Hui An	500	*	500	0	0%
Jiaquan Chen	500	*	500	0	0%
Jing Chen	500	*	500	0	0%
Jiang Yuan	500	*	500	0	0%
Li Yuan	500	*	500	0	0%
Yong Wang	500	*	500	0	0%
Jian Song	500	*	500	0	0%
Taiping Zhong	500	*	500	0	0%
Fusheng Ma	500	*	500	0	0%
Kang Niu	500	*	500	0	0%
Shugai Huang	500	*	500	0	0%
Hua Song	500	*	500	0	0%
Mingjun Song	500	*	500	0	0%
Yongling Wei	500	*	500	0	0%
Huiwei Wang	500	*	500	0	0%
Kun He	500	*	500	0	0%
Bingxin Dai	500	*	500	0	0%
Zijian Huang	500	*	500	0	0%
Yuzhong Huang	500	*	500	0	0%
Pinxing Ke	500	*	500	0	0%
Changhai Hao	500	*	500	0	0%
Yu He	500	*	500	0	0%
Lulang Guo	500	*	500	0	0%
Kanle Ke	500	*	500	0	0%
Bangwu Luo	500	*	500	0	0%
Xiaogen Sun	500	*	500	0	0%
Jibing Shi	500	*	500	0	0%
Xun Ma	500	*	500	0	0%
Yuanyou Chen	500	*	500	0	0%
Ping Wei	500	*	500	0	0%
Fumin Cai	500	*	500	0	0%
Peng Pan	500	*	500	0	0%
Yubin He	500	*	500	0	0%
Yuchun He	500	*	500	0	0%
Fangyuan Peng	500	*	500	0	0%
Laoer Yang	500	*	500	0	0%
Ping Wang	500	*	500	0	0%

-54A-

Jianqiao Liu	500	*	500	0	0%
Changhua Wang	500	*	500	0	0%
Yinggou He	500	*	500	0	0%
Jiahao Ji	500	*	500	0	0%
Xing Huang	500	*	500	0	0%
Huan He	500	*	500	0	0%
Chenghuan Meng	500	*	500	0	0%
Suizu Yan	500	*	500	0	0%
Guang Hu	500	*	500	0	0%
Jun Lu	500	*	500	0	0%
Li Wang	500	*	500	0	0%
Jie Zhou	500	*	500	0	0%
Tianyi Huang	500	*	500	0	0%
Liangyan Lin	500	*	500	0	0%
Weijie Cheng	500	*	500	0	0%
Qingming Su	500	*	500	0	0%
Shuang Guo	500	*	500	0	0%
Yuhua Shi	500	*	500	0	0%
Can Xu	500	*	500	0	0%
Min Lu	500	*	500	0	0%
Siyan Wang	500	*	500	0	0%
Yanrong Guo	500	*	500	0	0%
Meifang Dai	500	*	500	0	0%
Yan Ren	500	*	500	0	0%
Haiquan He	500	*	500	0	0%
Chaoqun Wan	500	*	500	0	0%
Teng Hu	500	*	500	0	0%
Chengbing Wang	500	*	500	0	0%
Minhua Lin	500	*	500	0	0%
Laping Liao	500	*	500	0	0%
Daohui Zhou	500	*	500	0	0%
Chuanwu Zhong	500	*	500	0	0%
Yawei Li	500	*	500	0	0%
Ye Liu	500	*	500	0	0%
Qing Fu	500	*	500	0	0%
Ao Zheng	500	*	500	0	0%
Pengju Wang	500	*	500	0	0%
Dewei Lu	500	*	500	0	0%

-55A-

Xiaobo Du	500	*	500	0	0%
Weitao Guan	500	*	500	0	0%
Yu Huang	500	*	500	0	0%
Fuze Guo	500	*	500	0	0%
Chunyan Dong	500	*	500	0	0%
Chunyan Yang	500	*	500	0	0%
Guanghui Li	500	*	500	0	0%
Wei Yuan	500	*	500	0	0%
Bo Hong	500	*	500	0	0%
Yong Hao	500	*	500	0	0%
Yi Cai	500	*	500	0	0%
Enen Wu	500	*	500	0	0%
Zhuqiang Shao	500	*	500	0	0%
Haibin Li	500	*	500	0	0%
Qing Lu	500	*	500	0	0%
Bing Deng	500	*	500	0	0%
Xiongming Yang	500	*	500	0	0%
Wujun Wang	500	*	500	0	0%
Dong Li	500	*	500	0	0%
Yu Yang	500	*	500	0	0%
Huawei Li	500	*	500	0	0%
Penghui Li	500	*	500	0	0%
Qiong Li	500	*	500	0	0%
Hao Zheng	500	*	500	0	0%
Hongbiao Lin	500	*	500	0	0%
Guang Peng	500	*	500	0	0%
Bingjian Li	500	*	500	0	0%
Xuliang Tan	500	*	500	0	0%
Yaopei Zeng	500	*	500	0	0%
Li Wang	500	*	500	0	0%
Xuefei Jiang	500	*	500	0	0%
Shunchao Wang	500	*	500	0	0%
Chuang Zhang	500	*	500	0	0%
Shijiang Yang	500	*	500	0	0%
Chun Yuan	500	*	500	0	0%
Wuchu Peng	500	*	500	0	0%
Jianjia Kang	500	*	500	0	0%
可 Ke Wang	500	*	500	0	0%

-56A-

Jiaxiang Zhang	500	*	500	0	0%
Pingping Dai	500	*	500	0	0%
Yanling Gong	500	*	500	0	0%
Dingju Li	500	*	500	0	0%
Huanhuan Huo	500	*	500	0	0%
Jinlian Huang	500	*	500	0	0%
Haiyuan Qiu	500	*	500	0	0%
Bing Gu	500	*	500	0	0%
Ruitian Meng	500	*	500	0	0%
Liang Liu	500	*	500	0	0%
Haiquan Liao	500	*	500	0	0%
Jianguo Li	500	*	500	0	0%
Yuying Liu	500	*	500	0	0%
Qin Peng	500	*	500	0	0%
Guiping Su	500	*	500	0	0%
Weiju Wu	500	*	500	0	0%
Xiangjiao Zeng	500	*	500	0	0%
Li Su	500	*	500	0	0%
Rich I. Anslow (1)	21,000	*	21,000	0	0%
Gregg E. Jaclin (1)	14,000	*	14,000	0	0%
Eric M. Stein (1)	4,000	*	4,000	0	0%
Zhuoyao Hui (1)	1,000	*	1,000	0	0%
Ample Crest Holding Limited (2)	225,000	3.35%	225,000	0	0%
Ka Hing Aurona Wong (3)	177,084	2.72%	117,084	0	0%
Ying Hing Bernadette Wong (3)	177,084	2.72%	117,084	0	0%
Wa kei Anthony Wong (3)	177,084	2.72%	117,084	0	0%
Pak Kai Philip Wong (3)	312,500	4.8%	312,500	0	0%
Man Kit Brian Leung (3)	62,500	*	62,500	0	0%
Grandview Capital, Inc. (4)	70,000(5)	1.06% (6)	70,000	0	0%

(1)	Each received the respective shares of our common stock as partial compensation for their legal services rendered to us.
(2)
We issued the 225,000 shares of our common stock to Ample Crest Holding Limited as partial compensation for consulting services rendered to us. Stephen Sheung, as Director, has voting and investment control over the shares owned by Ample Crest Holding Limited.

(3)	Each received the respective shares of our common stock as compensations for their consulting services rendered to us.
(4)	Peter Goldstein, as President, has voting and investment control over the shares owned by Grandview Capital, Inc.
(5)	The underwriter warrants will not be exercisable for six (6) months after the Closing Date.
(6)	Based upon 6,584,750 shares outstanding, including the 70,000 shares issuable upon exercise of the underwriter warrants.

-57A-

[RESALE PROSPECTUS ALTERNATE PAGE]

 PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares.

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  The maximum commission or discount to be received by any FINRA member or independent broker-dealer, however, will not be greater than eight (8) percent for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective for twelve (12) months. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. Ellenoff Grossman & Schole, LLP, New York, NY is acting as counsel to the underwriting in connection with this offering.

EXPERTS

The consolidated financial statements of China Green as of June 30, 2009 and 2008 appearing in this prospectus have been audited by Parker Randall CF (H.K.) CPA Limited, in independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee	$672.49
FINRA Filing Fee*	5,800
NASDAQ Listing Fee*	50,000
Transfer Agent Fees*	7,000
Accounting fees and expenses*	50,000
Legal fees and expenses*	100,000
Blue Sky/Underwriters’ counsel fees and expenses*	10,000
Research and Investor Relations fees and expenses*	20,000
Printing fees and expenses*	5,000
Roadshow fees and expenses*	30,000
Miscellaneous*	10,000
Total	$282,672.49

*	Estimated

Item 14. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

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We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

Stock Issued for Services

On July 17, 2008, we issued to Wa Kei Anthony Wong, our then President and Director 50,000 shares of our common stock, at par value $0.00001 per shares, as the founder shares as compensation for the services that Mr. Wong rendered in connection with our incorporation.

On August 12, 2009, we issued to Mr. Wa Kei Anthony Wong 127,083 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered as our then President, Treasurer and Secretary.

On August 12, 2009, we issued to Pak Fai Phillip Wong, Man Kit Brain Leung, Ka Jing Aurona Wong and. Wing Hung Bernadette Wong, 312,500, 62,500, 177,083, and 177,083 shares of our common stock, at par value $0.00001 per share, respectively, as compensation for consulting services they provided to us. The consulting services they provided includes, but is not limited to, (1) identifying and analyzing business opportunities for our business development; (2) general business consultation on budgeting and business networking; and (3) financial accounting consultation and advisory business management services.

On February 26, 2010, we issued to Richard I. Anslow, Gregg E. Jaclin, Eric M. Stein and Zhuoyao Hui 21,000, 14,000, 4,000 and 1,000 shares of our common stock as partial compensation for the legal services they provided to us.

On March 3, 2010, we issued to Ample Crest Holding Limited 225,000 shares of our common stock, at par value $0.00001 per shares as partial compensation for consulting services rendered to us.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act   for this transaction.

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Stock Issued for Cash

In connection with our private placement completed in July 2009, we issued 166,000 shares of our common stock to 296 Investors at $3.00 per share for an aggregate purchase price of $498,000.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S.

Stock Issued In Share Exchange

Pursuant to the Share Exchange Agreement on August 13, 2009, we issued 5,177,500 shares of our common stock to the Glorious Pie Shareholder in exchange for 100% of the outstanding shares of Glorious Pie. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the Glorious Pie Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Glorious Pie Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
2.1
Share Exchange and Stock Purchase Agreement by and among China Eco-Hospitality Operations, Inc., Glorious Pie Limited, the shareholder of Glorious Pie Limited and the Representative of the Investors of China Eco-Hospitality effective August 13, 2009. **

3.1	Certificate of Incorporation ***
3.2	Amended and Restated By-Laws
5.1	Legal Opinion of Anslow & Jaclin ***
10.1	Form of Subscription Agreement of the Regulation S Offering **
10.2	Form of Landscaping Consultancy Master Agreement
10.3	Form of Hotel Consulting Agreement
23.1	Legal Opinion of Anslow & Jaclin (included as Exhibit 5.1)***
23.2	Consent of Parker Randall (H.K.)
24.1	Power of Attorney (included on the Signature Page)

* included as exhibits to the current report on Form 8-K filed on August 14, 2009 and incorporated herein by reference.

** included as exhibits to the registration statement on Form 10 filed on September 17, 2009 and incorporated herein by reference.

*** To be filed by amendment

Undertakings

(A)	The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

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(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(1)	The undersigned Registrant hereby undertakes that it will:

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(i)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(2)
For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that:

(i)	if the undersigned registrant is relying on Rule 430B:

(a)
each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the undersigned registrant is subject to Rule 430C:

(a)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 11, 2010	CHINA GREEN, INC.

	By:	/s/ Chi Yip Tai
Name: Chi Yip Tai
Title: President, Chief Executive Officer and Chief Financial Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tai Chi Yip, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-1 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Chi Yip Tai	Chief Executive Officer (Principal Executive Officer), Chief Financial Officer and Director	May 11, 2010
                   Chi Yip Tai

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